Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT AND WAIVER TO

CREDIT AGREEMENT

SECOND AMENDMENT AND WAIVER, dated as of August 1, 2012 (this “Amendment”), to that certain Credit Agreement, dated as of May 2, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing prior to the date hereof, the “Credit Agreement”), among Corporate Property Associates 16 - Global Incorporated, a Maryland corporation (the “REIT”), CPA 16 LLC, a Delaware limited liability company (the “Operating Partnership”), CPA 16 Merger Sub Inc., a Maryland corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

WHEREAS, the Borrower has requested that the Credit Agreement and the Guaranty Agreement be modified as herein set forth to provide for, among other things, a reduction in the amount of the facility, an extension of the maturity of the facility and the making of Loans and the issuance of Letters of Credit in currencies other than Dollars;

WHEREAS, the Borrower has informed the Administrative Agent that it wishes to have (i) BSL CALDWELL (NC) LLC, CBS (PA) QRS 14-12, INC. and PARTS (DE) QRS 14-90, INC. execute a joinder agreement to the Guaranty Agreement and become Subsidiary Guarantors and to include, as additional Investment Properties in the Borrowing Pool, the Investment Properties owned by such Affiliated Investors (the “Addition Transactions”) and (ii) AFD (KV) LLC, APPLIED FOUR (DE) QRS 14-75, INC., ASSEMBLY (MD), BP(IL)GP QRS 14-97, INC., BP(IL) L.P., BP(IL) TRUST, COLD (DE) QRS 12-50, INC., CTS(IN) QRS 12-63, INC., DYNE (DE) LP, FIT(TX)GP QRS 12-60, INC., FIT(TX) LP, FIT(TX) TRUST, GERB (CT) QRS 14-73, INC., HOTEL (MN) QRS 16-84, INC., HOTEL OPERATOR (MN) TRS 16-87, INC., KSM LIVINGSTON (NJ) QRS 16-76, INC., LPORT 2 (WA) QRS 16-147, INC., META (CA) QRS 14-6, INC., METAL (DE) QRS 14-67, INC., SHO LANDLORD (FL) QRS 16-104, INC., STORAGE (DE) QRS 14-23, INC., and VANG (IN) LLC, released from its obligations under the Guaranty Agreement effective as of the Effective Date (as hereinafter defined) and remove from the Borrowing Pool each Investment Property owned by such Affiliated Investors (the “Removal Transactions”) and, in connection therewith, has requested that the Lenders waive the delivery requirements under Section 2.18(b) and (d) of the Credit Agreement and Section 8 of the Guaranty Agreement solely to the extent that such Sections would require the Borrower to delivery any notices or certificates prior to the Effective Date; and

WHEREAS, the Borrower has informed the Administrative Agent that (i) each of BB 11 (MD), BB 12 (MD), LEARN GP (PA) QRS 14-88 INC., NCE (OH) LLC, PET 14 (MD), PRODUCT (OH) QRS 14-64, INC., and TEACH (PA) (each an “Additional Releasee” and, collectively, the “Additional Releasees”) (a) was an owner of, or holds Equity Interests in one or more entities that were owners of, Investment Properties which were not in the Borrowing Pool and have been Disposed of, prior to the date hereof, in compliance with the requirements of the Credit Agreement (each such Disposition, a “Final Disposition”), (b) at all times after its applicable Final Disposition (through and including the date hereof), no Additional Releasee has owned any assets (other than Equity Interests in an entity that itself has no assets) and (c) each

Additional Releasee has been dissolved or is in the process of being dissolved, and (ii) it wishes to have each of the Additional Releasees released from its obligations under the Guaranty Agreement effective as of the date such Additional Releasee (or the relevant entity in which such Additional Releasee holds Equity Interests) Disposed of its Investment Property and, in connection therewith, has requested that the Lenders waive the delivery requirements under Section 8 of the Guaranty Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Defined Terms.    Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement (including the Credit Agreement as amended pursuant to Section 2 below).

SECTION 2.   Amendment to Credit Agreement.    Subject to all of the terms and conditions set forth herein, on the Effective Date, the Credit Agreement shall be, and hereby is, amended to (a) incorporate the changes marked on the copy of the Credit Agreement attached hereto as Annex I, (b) replace Schedule I to the Credit Agreement with the Schedule I attached hereto as Annex II, (c) replace Schedule IV to the Credit Agreement with the Schedule IV attached hereto as Annex III, (d) add, as Schedule 1.01 to the Credit Agreement, the Schedule 1.01 attached hereto as Annex IV, (e) replace Schedule 2.01 to the Credit Agreement with the Schedule 2.01 attached hereto as Annex V, (f) replace Exhibit A to the Credit Agreement with the Exhibit A attached hereto as Annex VI and (g) add, as Exhibit L to the Credit Agreement, the Exhibit L attached hereto as Annex VII.

SECTION 3.    Amendment to the Guaranty Agreement.    Subject to all of the terms and conditions set forth herein, on the Effective Date, the Guaranty Agreement shall be, and hereby is, amended by replacing “five Business Days” appearing in the proviso at the end of such section with “two Business Days”.

SECTION 4.    Waivers.

(a)      Subject to the satisfaction of the conditions precedent set forth in Sections 2.18(b) and (d) of the Credit Agreement and delivery of the notice and certificate required by Section 8 of the Guaranty Agreement on or prior to the Effective Date, the Majority Lenders hereby waive the delivery requirements under Section 2.18(b) and (d) of the Credit Agreement and Section 8 of the Guaranty Agreement solely to the extent that such sections would require the Borrower to delivery any notices or certificates prior to the Effective Date in order for the Addition Transactions or the Removal Transactions to become effective as of the Effective Date.

(b)      In reliance on the representations and warranties of the Borrower set forth in Section 6(a), effective as of the Effective Date, the Lenders hereby waive the delivery requirements under Section 8 of the Guaranty Agreement with respect to the release of the Additional Releasees from their respective obligations under the Guaranty Agreement and authorize the Administrative Agent to provide the Borrower, at the sole expense of the Borrower, with written confirmation of such release, each such release to be deemed to be effective as of the Final Disposition with respect to such Additional Releasee.

SECTION 5.  Conditions Precedent.   This Amendment shall become effective on the date (the “Effective Date”) upon which the following conditions have been satisfied in full or waived by the Administrative Agent and the Lenders in writing:

(a)      The Administrative Agent’s receipt of the following, each of which shall be originals, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

   (i)     an executed counterpart of this Amendment duly executed by the Borrower, the REIT, the Operating Partnership, the Administrative Agent, the L/C Issuer and each of the Lenders;

 (ii)      an Acknowledgment and Consent, substantially in the form of Exhibit A attached hereto (the “Acknowledgement and Consent”), duly executed by each Guarantor;

(iii)      such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower, REIT and Operating Partnership as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(iv)      such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower, REIT and Operating Partnership is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(v)      a favorable opinion of Clifford Chance US LLP, as counsel to the Borrower, REIT and Operating Partnership, addressed to the Administrative Agent and each Lender, as to such matters concerning the Borrower, REIT and Operating Partnership and the Amendment and the Credit Agreement (as amended by the Amendment) as the Administrative Agent may reasonably request;

(b)      all representations and warranties contained in this Amendment and the Acknowledgement and Consent shall be true and correct;

(c)      all fees required to be paid to the Administrative Agent, any Arranger and the Lenders on or before the Effective Date shall have been paid; and

(d)      as of the date all other conditions in this Section 5 are satisfied, no Default shall have occurred and be continuing and no Material Adverse Effect shall have occurred.

SECTION 6.    Representations, Warranties and Covenants.

(a)      The Borrower represents, warrants and covenants to the Administrative Agent and the Lenders that:

 (i)      none of the Additional Releasees has owned any assets (other than Equity Interests in an entity that itself did not own any assets) since the Final Disposition applicable to such Additional Releasee through and including the Effective Date; and

(ii)      as of the Effective Date, each of the Additional Releasees has been dissolved or will be dissolved, and the Borrower shall not permit any Additional Releasee, or any entity in which an Additional Releasee owns any Equity Interests, to own any assets prior to its dissolution (other than such Equity Interests).

(b)      After giving effect to this Amendment, the Borrower, the REIT and the Operating Partnership, jointly and severally, reaffirm and restate the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except (i) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification). Each of the Borrower, the REIT and the Operating Partnership represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

  (i)      it has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

 (ii)      no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment;

(iii)      this Amendment has been duly executed and delivered on its behalf by a duly authorized officer, and each of this Amendment and the Credit Agreement (as amended by this Amendment) constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(iv)      no Default has occurred and is continuing;

 (v)      no Material Adverse Effect has occurred; and

(vi)      the execution, delivery and performance of this Amendment and the performance of the Credit Agreement (as amended by this Amendment) will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under, any contractual obligation of any Loan Party or any of its Subsidiaries.

SECTION 7.    Costs and Expenses.    The Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated and whether or not a Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Kaye Scholer LLP, counsel to the Administrative Agent.

SECTION 8.    Ratification.

(a)      Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrower, the REIT and the Operating Partnership. Each of the Borrower, the REIT and the Operating Partnership hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement (as amended by this Amendment) and the other Loan Documents.

(b)      This Amendment shall be limited precisely as written and, except as expressly provided herein (including Annex I), shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 9.    Waivers; Amendments.      Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Required Lenders.

SECTION 10. References.    From and after the Effective Date, all references to the “Credit Agreement”, “Guaranty Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement or the Guaranty Agreement, as applicable, as modified hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

SECTION 11.  Counterparts.  This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.

SECTION 12.  Successors and Assigns.    The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13.  Severability.    If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 14.  Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 15.  Headings.    Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[The remainder of this page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CPA 16 MERGER SUB INC.,
as Borrower

By:	/s/ Jeffrey Zomback

Name:	Jeffrey Zomback
Title:	Treasurer

CPA 16 LLC,
as a Parent Guarantor

By:	CORPORATE PROPERTY
ASSOCIATES 16 – GLOBAL INCORPORATED, as its managing member

By:	/s/ Jeffrey Zomback

Title:	Treasurer

CORPORATE PROPERTY ASSOCIATES 16 – GLOBAL INCORPORATED,
as a Parent Guarantor

By:	/s/ Jeffrey Zomback

Name:	Jeffrey Zomback
Title:	Treasurer

[Signature Page to CPA Second Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Eyal Namordi
Name:	Eyal Namordi
Title: Senior Vice President

[Signature Page to CPA Second Amendment]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Eyal Namordi
Name:	Eyal Namordi
Title: Senior Vice President

[Signature Page to CPA Second Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ William E. Schachat
Name:	William E. Schachat
Title: Senior Credit Banker

[Signature Page to CPA Second Amendment]

RBS CITIZENS, N.A., as a Lender

By:	/s/ Donald Woods
Name:	Donald Woods
Title: Senior Vice President

[Signature Page to CPA Second Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian P. Kelly
Name:	Brian P. Kelly
Title: Senior Vice President

[Signature Page to CPA Second Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anthony A. Filorimo
Name:	Anthony A. Filorimo
Title: Senior Vice President

[Signature Page to CPA Second Amendment]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Carol Murray
Name:	Carol Murray
Title:	Managing Director

[Signature Page to CPA Second Amendment]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Vice President

[Signature Page to CPA Second Amendment]

COMERICA BANK, as a Lender

By:	/s/ Charles Weddell
Name:	Charles Weddell
Title:	Vice President

[Signature Page to CPA Second Amendment]

ANNEX I

to Second Amendment to

Credit Agreement

ANNEX I

CREDIT AGREEMENT

(See attached)

CREDIT AGREEMENT

Dated as of May 2, 2011

among

CPA 16 MERGER SUB INC.

as Borrower,

CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

and

CPA 16 LLC,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer

and

The Other Lenders Party Hereto

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

JPMORGAN SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

and

PNC BANK, NATIONAL ASSOCIATION,

RBS CITIZENS, NATIONAL ASSOCIATION

WELLS FARGO BANK, ~~N.A.~~NATIONAL ASSOCIATION

as Documentation Agents

TABLE OF CONTENTS

Section		Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	~~35~~41
1.03.	Accounting Terms.	~~35~~42
1.04.	Rounding	~~36~~ 43
1.05.	Times of Day	~~36~~43
1.06.	Letter of Credit Amounts	~~36~~43
1.07.	Exchange Rates; Currency Equivalents	43

1.08.	Additional Alternative Currencies.	44

1.09.	Change of Currency	45

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.	The Revolving Credit Borrowings	~~37~~46
2.02.	Borrowings, Conversions and Continuations of Loans	~~37~~47
2.03.	Letters of Credit	~~39~~50
2.04.	Swing Line Loans	~~47~~60
2.05.	Prepayments	~~50~~65
2.06.	Termination or Reduction of Commitments	~~52~~66
2.07.	Repayment of Loans	~~52~~67
2.08.	Interest.	~~52~~67
2.09.	Fees	~~53~~67
2.10.	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~53~~68
2.11.	Evidence of Debt.	~~54~~68
2.12.	Payments Generally; Administrative Agent’s Clawback	~~54~~69
2.13.	Sharing of Payments by Lenders	~~56~~72
2.14.	Extension of Maturity Date.	~~57~~73
2.15.	Increase in Commitments	~~59~~74
2.16.	Cash Collateral	~~60~~76
2.17.	Defaulting Lenders.	~~62~~77
2.18.	Collateral; Borrowing Pool; Defeasance Properties	~~63~~78
2.19.	Supplemental Tranches	85

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01.	Taxes	~~69~~87
3.02.	Illegality	~~73~~91

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Page

3.03.	Inability to Determine Rates	~~74~~92
3.04.	Increased Costs; Reserves on ~~Eurodollar~~Eurocurrency Rate Loans	~~74~~93
3.05.	Compensation for Losses	~~76~~95
3.06.	Mitigation Obligations; Replacement of Lenders.	~~77~~96
3.07.	Survival	~~77~~96

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.	Conditions of Effectiveness	~~77~~96
4.02.	Conditions to All Credit Extensions	~~81~~100

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01.	Existence, Qualification and Power	~~82~~102
5.02.	Authorization; No Contravention	~~82~~102
5.03.	Governmental Authorization; Other Consents	~~83~~102
5.04.	Binding Effect	~~83~~103
5.05.	Financial Statements; No Material Adverse Effect	~~83~~103
5.06.	Litigation	~~84~~103
5.07.	No Default	~~84~~104
5.08.	Ownership of Property; Liens	~~84~~104
5.09.	Environmental Compliance	~~84~~104
5.10.	Insurance	~~85~~105
5.11.	Taxes	~~86~~105
5.12.	ERISA Compliance	~~86~~106
5.13.	Subsidiaries; Equity Interests; Loan Parties	~~87~~107
5.14.	Margin Regulations; Investment Company Act	~~87~~107
5.15.	Disclosure	~~87~~107
5.16.	Compliance with Laws	~~88~~108
5.17.	Taxpayer Identification Number	~~88~~108
5.18.	Intellectual Investment Property; Licenses, Etc	~~88~~108
5.19.	Solvency	~~88~~108
5.20.	Casualty, Etc	~~88~~108
5.21.	Labor Matters	~~89~~108
5.22.	Collateral Documents	~~89~~108
5.23.	Anti-Money Laundering and Economic Sanctions Laws	~~89~~109
5.24.	REIT Status	~~89~~109

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01.	Financial Statements	~~90~~110
6.02.	Certificates; Other Information	~~90~~111
6.03.	Notices	~~93~~113

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Page

6.04.	Payment of Obligations	~~93~~113
6.05.	Preservation of Existence, Etc	~~94~~114
6.06.	Maintenance of Properties	~~94~~114
6.07.	Maintenance of Insurance	~~94~~114
6.08.	Compliance with Laws	~~94~~114
6.09.	Books and Records	~~94~~115
6.10.	Inspection Rights	~~95~~115
6.11.	Use of Proceeds	~~95~~115
6.12.	Additional Collateral; Additional Loan Parties	~~95~~115
6.13.	Compliance with Environmental Laws	~~96~~117
6.14.	[Intentionally omitted].	~~97~~117
6.15.	Further Assurances	~~97~~117
6.16.	Maintenance of REIT Status	~~97~~118
6.17.	Information Regarding Collateral	~~97~~118
6.18.	Material Contracts	~~98~~118
6.19.	Compliance with Terms of Leaseholds	~~98~~118

ARTICLE VII
NEGATIVE COVENANTS

7.01.	Liens	~~98~~119
7.02.	Indebtedness	~~100~~120
7.03.	Investments	~~101~~121
7.04.	Fundamental Changes	~~102~~122
7.05.	Dispositions	~~102~~123
7.06.	Restricted Payments	~~103~~124
7.07.	Change in Nature of Business	~~104~~125
7.08.	Transactions with Affiliates	~~104~~125
7.09.	Burdensome Agreements	~~105~~126
7.10.	Use of Proceeds	~~105~~126
7.11.	Financial Covenants	~~105~~126
7.12.	Fiscal Year Changes	~~106~~127
7.13.	Amendment, Etc. of Certain Agreements and Indebtedness	~~106~~127
7.14.	Prepayments, Etc. of Indebtedness	~~106~~127

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01.	Events of Default	~~106~~127
8.02.	Remedies upon Event of Default	~~109~~130
8.03.	Application of Funds	~~109~~131

ARTICLE IX
ADMINISTRATIVE AGENT

9.01.	Appointment and Authority	~~110~~132

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Page

9.02.	Rights as a Lender	~~111~~132
9.03.	Exculpatory Provisions	~~111~~133
9.04.	Reliance by Administrative Agent	~~112~~134
9.05.	Delegation of Duties	~~112~~134
9.06.	Successor Administrative Agent	~~113~~134
9.07.	Non-Reliance on Administrative Agent and Other Lenders	~~114~~135
9.08.	No Other Duties, Etc	~~114~~136
9.09.	Administrative Agent May File Proofs of Claim	~~114~~136
9.10.	Collateral and Guaranty Matters	~~115~~137
9.11.	Secured Hedge Agreements	~~116~~137

ARTICLE X
MISCELLANEOUS

10.01.	Amendments, Etc	~~116~~138
10.02.	Notices; Effectiveness; Electronic Communications.	~~118~~140
10.03.	No Waiver; Cumulative Remedies; Enforcement	~~120~~142
10.04.	Expenses; Indemnity; Damage Waiver.	~~121~~143
10.05.	Payments Set Aside	~~122~~145
10.06.	Successors and Assigns.	~~123~~146
10.07.	Treatment of Certain Information; Confidentiality	~~128~~151
10.08.	Right of Setoff	~~129~~152
10.09.	Interest Rate Limitation	~~129~~152
10.10.	Counterparts; Integration; Effectiveness	~~130~~153
10.11.	Survival of Representations and Warranties	~~130~~153
10.12.	Severability	~~130~~153
10.13.	Replacement of Lenders	~~130~~153
10.14.	Governing Law; Jurisdiction; Etc.	~~131~~155
10.15.	WAIVER OF JURY TRIAL	~~132~~156
10.16.	No Advisory or Fiduciary Responsibility	~~133~~156
10.17.	Electronic Execution of Assignments and Certain Other Documents	~~133~~157
10.18.	USA PATRIOT Act	~~133~~157
10.19.	Judgment Currency	157

10.20.	ENTIRE AGREEMENT	158

-iv-

SCHEDULES
I	Guarantors
II	Initial Eligible Investment Properties
III	Defeasance Properties
IV	Excluded Subsidiaries
V	German Investment Property Owners
VI	German Investment Properties
VII	Defeasance Escrow Agreements
1.01	Mandatory Cost Formulae

2.01	Commitments and Applicable Percentages
5.12(d)	Pension Plans
5.13	Subsidiaries and Other Equity Investments; Loan Parties
10.02	Administrative Agent’s Office, Certain Addresses for Notices, Taxpayer Identification Numbers

EXHIBITS
Form of
A	Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Availability Certificate
G	Continuing Guaranty
H	Pledge Agreement
I	Affiliated Investor Organization Documents
J	Solvency Certificate
K	United States Tax Compliance Certificate
L	Supplemental Addendum

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of May 2, 2011 among CPA 16 MERGER SUB INC., a Maryland corporation (the “Borrower”), CORPORATE PROPERTY ASSOCIATES 16—GLOBAL INCORPORATED, a Maryland corporation (the “REIT”) and CPA 16 LLC, a Delaware limited liability company (the “Operating Partnership”; and together with the REIT, collectively the “Parent Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

The REIT, CPA 16 Acquisition Inc., a Maryland corporation, CPA 16 Holdings Inc., a Maryland corporation, CPA 14 Sub Inc., a Maryland corporation, W.P. Carey & Com. LLC, a Delaware limited liability company, Carey Asset Management Corp., W.P. Carey & Co. B.V. and Corporate Property Associates 14 Incorporated, a Maryland corporation (“CPA®:14”), have entered into an Agreement and Plan of Merger Agreement dated as of December 13, 2010 (the “Merger Agreement”), pursuant to which the Borrower will acquire CPA®:14 through the merger (the “Merger”) of CPA®:14 with and into the Borrower, with the Borrower surviving the Merger.

In connection with the foregoing, the Borrower and the Parent Guarantors have requested that the Lenders provide a revolving credit facility to be used to finance in part the acquisition of CPA®:14 by the Borrower, to repay certain property level indebtedness and for general corporate purposes, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01.    Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Documents” has the meaning specified in Section 4.01(h).

“Adjusted Appraised Value” means, with respect to the assets of the Consolidated Group as of any date in any fiscal year, the appraised value of such assets determined on the first Business Day of such fiscal year, as such value is adjusted on the last Business Day of the fiscal quarter in which such date occurs to take into account acquisitions and dispositions of assets during such fiscal quarter.

~~“Adjusted Funds From Operations” means a modified computation of NAREIT defined FFO as reported by the REIT on a quarterly basis and furnished on the SEC’s~~

~~website; provided that for purposes of determining compliance with Section 7.06(d), Adjusted Funds From Operations shall exclude impairment charges, charges from the early extinguishment of indebtedness, deconsolidation of Subsidiaries, Advisory Fees paid in Equity Interests of the REIT, amortization of intangibles, unrealized foreign exchange gains or losses and other non-cash charges as evidenced by a certification of a Responsible Officer of the REIT containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Adjusted Funds From Operations on the same basis.~~

“Adjusted Property EBITDA” means, for any period, without duplication, the REIT’s pro rata share of Consolidated EBITDA for such period derived from real properties owned by one or more Subsidiaries or by one or more Unconsolidated Affiliates, as applicable, for more than two full fiscal quarters for which financial statements have been provided to the Administrative Agent and the Lenders, plus, to the extent deducted in calculating Consolidated Net Income for such period but not included as an addback in the calculation of Consolidated EBITDA for such period, (i) the Consolidated Group’s pro rata share of Total G&A Expense incurred in respect of such real properties for such period, plus (ii) any management, advisory or similar fees in respect of such real properties paid in Equity Interests of the REIT during such period, minus (iii) an amount equal to (x) three percent (3.00%) of the aggregate amount of rent paid in respect of such real properties during such period, minus (y) to the extent the aggregate amount of actual cash management, advisory or similar fees (if any) paid in respect of such real properties and dividends and distributions paid to the Special Membership Interest Holder in respect of the Special Membership Interest, in each case during such period, is less than the amount set forth in subclause (x) of this clause (iii), the aggregate amount of such cash management, advisory or similar fees and dividends and distributions.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule ~~10.02,~~10.02 with respect to such currency, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Advisor” means Carey Asset Management Corp., a Delaware corporation, in its capacity as advisor under the Advisory Agreement, or any of its successors or assigns in such capacity (but solely to the extent any such successor or assign is an Eligible Advisor).

“Advisory Agreement” means the Amended and Restated Advisory Agreement, dated as of May 2, 2011, between the REIT and the Advisor, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.13(iii).

“Advisory Fees” means the Asset Management Fee (as defined in the Advisory Agreement) payable by the Consolidated Group to the Advisor pursuant to the Advisory Agreement, the aggregate amount of which shall not exceed 0.50% of the Adjusted Appraised Value of the assets of the Consolidated Group as of the last day of each fiscal quarter of the REIT, which fee shall be payable at the election of the Advisor in cash or in Equity Interests of the REIT and shall be paid (i) if in cash, on the last day of each month and (ii) if in Equity Interests of the REIT, on the last day of each fiscal quarter of the REIT.

“Affected Tranche” has the meaning specified in Section 2.19(a).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, in no event shall the Administrative Agent or any Lender be deemed an Affiliate of the Borrower or any other Loan Party.

“Affiliated Investor” means any Subsidiary of the Borrower that owns an Investment Property.

“Aggregate Alternative Currency Tranche Commitments” means, at any time, the aggregate amount of the Lenders’ Alternative Currency Tranche Commitments at such time.

“Aggregate Capped Value” means, as of any time, the sum of the Capped Values for each Eligible Investment Property included in the Borrowing Pool at such time; provided, that if at any time (i) the aggregate Investment Property Net Operating Income of Eligible Investment Properties that are lodging, cinema, self storage or other properties that are not office, retail or industrial properties exceeds 15% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Capped Value at such time, (ii) any single Eligible Investment Property accounts for more than 15% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Capped Value at such time, (iii) the aggregate Investment Property Net Operating Income of Eligible Investment Properties subject to Eligible Ground Leases exceeds 15% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Capped Value at such time or (iv) the aggregate Investment Property Net Operating Income of Eligible Investment Properties located outside of the United States or Canada exceeds 10% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Capped Value at such time.

“Aggregate Commitments” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.   The Aggregate Commitments, as of the Second Amendment Effective Date, is $225,000,000.

“Aggregate Dollar Tranche Commitments” means, at any time, the aggregate amount of the Lenders’ Dollar Tranche Commitments at such time.

“Aggregate Mortgageability Cash Flow” means, as of any time, the aggregate Mortgageability Cash Flow from all Eligible Investment Properties included in the Borrowing Pool at such time; provided, that if at any time (i) the aggregate Investment Property Net Operating Income of Eligible Investment Properties that are lodging, cinema, self storage or other properties that are not office, retail or industrial properties exceeds 15% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Mortgageability Cash Flow at such time, (ii) any single Eligible Investment Property accounts for more than 15% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Mortgageability Cash Flow at such time, (iii) the aggregate Investment Property Net Operating Income of Eligible Investment Properties subject to Eligible Ground Leases exceeds 15% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Mortgageability Cash Flow at such time or (iv) the aggregate Investment Property Net Operating Income of Eligible Investment Properties located outside of the United States or Canada exceeds 10% of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties at such time, such excess Investment Property Net Operating Income shall be excluded from the calculation of Aggregate Mortgageability Cash Flow at such time.

“Aggregate Supplemental Tranche Commitments” means, at any time, the aggregate amount of the Lenders’ Supplemental Tranche Commitments at such time.

“Aggregate Tranche Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Aggregate Commitments have expired, then the Aggregate Tranche Percentage of each Lender shall be based on the Aggregate Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Aggregate Tranche Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Aggregate Tranche Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Alternative Currency” means each of Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) $70,000,000 and (b) the Aggregate Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Alternative Currency Tranche” means, at any time, Alternative Currency Tranche Commitments of all the Lenders.

“Alternative Currency Tranche Commitment” means, as to each Lender, its obligation to make Alternative Currency Tranche Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Alternative Currency Tranche Commitment” or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased by such Lender pursuant to Section 2.15 or otherwise adjusted from time to time in accordance with this Agreement.

“Alternative Currency Tranche Lender” means any Person that is a Lender hereunder in respect of the Alternative Currency Tranche in its capacity as a Lender in respect of such Tranche.

“Alternative Currency Tranche Loan” has the meaning specified in Section 2.01(b).

“Alternative Currency Tranche Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Alternative Currency Tranche Commitments represented by such Lender’s Alternative Currency Tranche Commitment at such time. If the commitment of each Lender to make Revolving Credit Loans or if the Aggregate Alternative Currency Tranche Commitments have expired, then the Alternative Currency Tranche Percentage of each Lender shall be based on the Alternative Currency Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Alternative Currency Tranche Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Alternative Currency Tranche Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Loan Party, its Subsidiaries or Affiliates, related to terrorism financing or money laundering including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Percentage” means~~, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender shall be based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.~~, as applicable, the Aggregate Tranche Percentage, the Dollar Tranche Percentage, the Alternative Currency Tranche Percentage or the Supplemental Tranche Percentage, and with respect to Letters of Credit, L/C Obligations, L/C Borrowings, L/C Advances and Swing Line Loans means the Dollar Tranche Percentage.

“Applicable Rate” means (a)  ~~2.25~~ 1.50% for Base Rate Loans and (b) ~~3.25~~2.50 % for ~~Eurodollar~~Eurocurrency Rate Loans and Letter of Credit Fees.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Securities, LLC, in their capacities as joint bookrunners and joint lead arrangers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means, collectively, (i) the audited consolidated balance sheet of the Consolidated Group for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Consolidated Group, including the notes thereto and (ii) the audited consolidated balance sheet of CPA®:14 and its Consolidated Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of CPA®:14 and its Consolidated Subsidiaries, including the notes thereto.

“Availability” means, at any time, the least of (a) the Aggregate Commitments then in effect, (b) the Borrowing Base Amount at such time and (c) the Mortgageability Amount at such time, in each case minus the Total Revolving Credit Outstandings at such time.

“Availability Certificate” means a certificate executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit F (or another form acceptable to the Administrative Agent) setting forth the calculation of Availability, in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of Availability in connection with the preparation of any Availability Certificate shall originally be made by the Borrower and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in consultation with the Borrower, any such calculation (x) to reflect any discrepancies in any of the components of the amounts set forth therein with any information received by the Administrative Agent or the Lenders and (y) to the extent the Administrative Agent determines that such calculation contains errors or is not otherwise in accordance with this Agreement.

“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the ~~Eurodollar~~Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of ~~Eurodollar~~Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base Amount” means, at any time, (a) the Aggregate Capped Value at such time, multiplied by (b) sixty percent (60%).

“Borrowing Pool” means, as of any time, all Eligible Investment Properties at such time.

“Borrowing Pool Eligibility Criteria” has the meaning specified in Section 2.18(b).

“Borrowing Pool Inclusion Request” has the meaning specified in Section 2.18(b)(i).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and~~,~~ :

(a)       if such day relates to any ~~Eurodollar~~interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day ~~that is also a London Banking Day.~~on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)      if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c)      if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)      if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalization Rate” means eight ~~and one-half~~ percent (~~8.50~~8.00%), as such percentage may be increased by the Required Lenders pursuant to Section 2.14(c) in connection with an extension of the Maturity Date.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capped Value” means at any time with respect to any Investment Property, an amount equal to (i) the product of (x) the Investment Property Net Operating Income from such Investment Property at such time, multiplied by (y) four, divided by (ii) the Capitalization Rate.

“Carey Affiliates” means, collectively, WP Carey & Co. LLC, Carey Asset Management Corp. or any REIT managed or advised by WP Carey & Co. LLC or a Subsidiary thereof.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances pursuant to documentation in form and substance satisfactory to, and in such currencies, in the case of L/C Obligations denominated in an Alternative Currency, as may be requested by (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the REIT or a Subsidiary thereof free and clear of all Liens:

1.      (a)      readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

2.      (b)      time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $750,000,000, in each case with maturities of not more than 270 days from the date of acquisition thereof;

3.      (c)      commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

4.      (d)      Investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary thereof, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have a rating of at least A3 from Moody’s or A- from S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and

5.      (e) in the case of any Foreign Subsidiary of the REIT, Investments made locally of a type comparable to those described in clauses (a) through (d) of this definition.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y)

all requests, rules, guidelines or directives promulgated by Bank of America for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)      any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the REIT entitled to vote for members of the board of directors or equivalent governing body of any such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)      during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)      any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the REIT (other than by virtue of the replacement of the Advisor with an Eligible Advisor), or control over the equity securities of the REIT entitled to vote for members of the board of directors or equivalent governing body of the REIT on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities;

(d)      (x) the REIT shall cease to be the sole managing member of the Operating Partnership or shall cease to own, directly, (i) 80% of the voting Equity Interests of the Operating Partnership (other than the Special Membership Interests) and (ii) Equity Interests of the Operating Partnership representing at least 79.985% of the total economic interests of the Equity Interests of the Operating Partnership, in each case free and clear of all Liens (other than Liens permitted under clauses (a) and (b) of Section 7.01) or (y) any holder of an Equity Interest in the Operating Partnership (other than the REIT) is provided with or obtains voting rights with respect to such Equity Interest that are more expansive in any respect than the voting rights afforded to the REIT with respect to its Equity Interests in the Operating Partnership;

(e)      the Operating Partnership shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower (other than the Nonvoting Common Shares), free and clear of all Liens (other than Liens permitted under clauses (a) and (b) of Section 7.01); or

(f)      (i) the Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of each of the Subsidiary Guarantors (other than the German Investment Property Owners) or (ii) the REIT and the Borrower shall collectively cease to own, directly or indirectly, 100% of the Equity Interests of each of the German Investment Property Owners, in each case free and clear of all Liens (other than Liens permitted under clauses (a), (b) and (i) of Section 7.01), except for the Disposition of a Subsidiary Guarantor expressly permitted under this Agreement.

“Closing Date” means ~~the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.~~May 2, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Pledge Agreement and each of the other agreements, instruments or documents that creates or perfects or purports to create or perfect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its ~~obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased by such Lender pursuant to Section 2.15 or otherwise adjusted from time to time in accordance with this Agreement.~~Dollar Tranche Commitment, Alternative Currency Tranche Commitment or Supplemental Tranche Commitment or the aggregate of its Dollar Tranche Commitment, Alternative Currency Tranche Commitment or Supplemental Tranche Commitment, as the context may require.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Affiliate” means any Consolidated Subsidiary of the REIT that is not a Wholly-Owned Subsidiary of the REIT.

“Consolidated EBITDA” means, for any period, without duplication, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense (plus, to the extent included in such Consolidated Interest Expense, amortization of deferred financing costs), (ii) the provision for federal, state, local and foreign income taxes of the Consolidated Group (including the Consolidated Group Pro Rata Share of the provision for Federal, state, local and foreign incomes taxes of each Unconsolidated Affiliate), and (iii) depreciation and amortization expense of the Consolidated Group (including the Consolidated Group Pro Rata Share of depreciation and amortization expense of each Unconsolidated Affiliate); provided, that in the case of the portion, if any, of Consolidated EBITDA attributable to any Consolidated Affiliate, such portion shall only be included in Consolidated EBITDA to the extent of the Ownership Percentage of such Consolidated Affiliate. Consolidated EBITDA shall be adjusted to remove any impact from straight line rent adjustments required under GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the REIT of (i) Consolidated EBITDA for such fiscal quarter to (ii) Consolidated Fixed Charges for such fiscal quarter, in each case multiplied by four.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense, (ii) scheduled payments of principal on Consolidated Total Indebtedness (excluding any balloon payments payable on maturity of any such Consolidated Total Indebtedness), (iii) the amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group during such period in respect of its preferred Equity Interests and (iv) the Consolidated Group Pro Rata Share of the amount of dividends or distributions paid or required to be paid by any Unconsolidated Affiliate during such period in respect of its preferred Equity Interests; provided, that in the case of the portion, if any, of Consolidated Fixed Charges attributable to any Consolidated Affiliate, such portion shall only be included in Consolidated Fixed Charges to the extent of the Ownership Percentage of such Consolidated Affiliate.

“Consolidated Group” means, collectively, the REIT and its Consolidated Subsidiaries.

“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the percentage interest held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate determined by calculating the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (i) total interest expense (including, for the avoidance of doubt, capitalized interest and excluding (x) capitalized interest expenses recorded under GAAP that are not related to any Indebtedness and relate solely to equity investments in properties under construction and similar build-to-suit properties, and (y) interest expenses related to defeasance costs and prepayments and other similar non-recurring costs) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP plus (ii) the Consolidated Group Pro Rata Share of total interest expense (including, for the avoidance of doubt, capitalized interest and excluding (x) capitalized interest expenses recorded under GAAP that are not related to any Indebtedness and relate solely to equity investments in properties under construction and similar build-to-suit properties, and (y) interest expenses related to defeasance costs and prepayments and other similar non-recurring costs) of each Unconsolidated Affiliate for such period determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any period, the sum of (a) the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP, excluding (i) any extraordinary gain (or extraordinary loss) realized during such period by the REIT or any of its Consolidated Subsidiaries, and (ii) any nonrecurring or non-cash charge (including impairments, Advisory Fees paid in Equity Interests of the REIT, gains or losses from sales of assets or extinguishment of debt and unrealized gains or losses in respect of foreign exchange) or nonrecurring or non-cash gain realized during such period by the REIT or any of its Consolidated Subsidiaries, plus (b) the Consolidated Group Pro Rata Share of the net income (or loss) of each Unconsolidated Affiliate for such period determined in accordance with GAAP, excluding (i) any extraordinary gain (or extraordinary loss) realized during such period by such Unconsolidated Affiliate, (ii) any nonrecurring or non-cash charge (including impairments, Advisory Fees paid in Equity Interests of the REIT, gains or losses from sales of assets or extinguishment of debt and unrealized gains or losses in respect of foreign exchange) or nonrecurring or non-cash gain realized during such period by such Unconsolidated Affiliate.

“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP.

“Consolidated Total Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with GAAP plus (ii) the Consolidated Group Pro Rata Share of the aggregate amount of all Indebtedness of each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate prepared in accordance with GAAP; provided, that in the case of the portion, if any, of Consolidated Total Indebtedness attributable to any Consolidated Affiliate, such portion shall only be included in Consolidated Total Indebtedness to the extent of the Ownership Percentage of such Consolidated Affiliate.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CPA®:14” has the meaning specified in the Preliminary Statements.

“Credit Extension” means each of the following: (a) a Borrowing, (b) a Swing Line Loan and (c) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Defeasance Escrow Agent” means First American Title Insurance Company, in its capacity as escrow agent under the Defeasance Escrow Agreements.

“Defeasance Escrow Agreements” means the agreements listed on Schedule VII.

“Defeasance Escrow Deposit” has the meaning specified in Section 2.18(f)(i).

“Defeasance Properties” means each of the Initial Eligible Investment Properties listed on Schedule III hereto which, on the Closing Date, secure Non-Recourse Indebtedness that the Borrower intends to defease within three (3) Business Days following the Closing Date.

“Defeasance Trigger Date” means, with respect to any Defeasance Property, the earlier of (a) the date on which all Indebtedness existing on the Closing Date that is secured by a Lien on such Defeasance Property is defeased in full, and all Liens on such Defeasance Property securing such Indebtedness have been released and (b) the third Business Day following the Closing Date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollar Tranche” means, at any time, Dollar Tranche Commitments of all the Lenders.

“Dollar Tranche Commitment” means, as to each Lender, its obligation to (a) make Dollar Tranche Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Dollar Tranche Commitment” or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased by such Lender pursuant to Section 2.15 or otherwise adjusted from time to time in accordance with this Agreement.

“Dollar Tranche Lender” means any Person that is a Lender hereunder in respect of the Dollar Tranche in its capacity as a Lender in respect of such Tranche.

“Dollar Tranche Loan” has the meaning specified in Section 2.01(a).

“Dollar Tranche Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Dollar Tranche Commitments represented by such Lender’s Dollar Tranche Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Aggregate Dollar Tranche Commitments have expired, then the Dollar Tranche Percentage of each Lender shall be based on the Dollar Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Dollar Tranche Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Dollar Tranche Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Economic Sanctions Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Loan Party, its Subsidiaries or Affiliates relating to economic sanctions and terrorism financing, including any applicable provisions of the Trading with the Enemy Act (50 U.S.C. App. §§ 5(b) and 16, as amended), the International Emergency Economic Powers Act, (50 U.S.C. §§ 1701-1706, as amended) and Executive Order 13224 (effective September 24, 2001), as amended.

“Eligible Advisor” means (i) Carey Asset Management Corp., a Delaware corporation, (ii) any Wholly-Owned Subsidiary of WP Carey & Co. LLC consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld) to succeed to, or replace, the then current Advisor as the advisor to the REIT and its Subsidiaries under the Advisory Agreement or (iii) any other Person consented to in writing by each of the Lenders to succeed to, or replace, the then current Advisor as the advisor to the REIT and its Subsidiaries under the Advisory Agreement.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Ground Lease” means a ground lease with respect to an Investment Property that satisfies each of the following conditions: (a) such ground lease is in full force and effect, (b) no default has occurred and is continuing and no terminating event has occurred by any Loan Party or Subsidiary thereof under such ground lease, (c) such ground lease is not encumbered by any Liens, negative pledges and/or encumbrances, and (d) such ground lease is otherwise reasonably acceptable to the Administrative Agent.

“Eligible Investment Properties” means, collectively, the Initial Eligible Investment Properties and any other Investment Property which, in each case, at all times satisfies each of the Borrowing Pool Eligibility Criteria.

“Eligible Special Membership Interest Holder” means (i) Carey REIT, III, (ii) any Wholly-Owned Subsidiary of WP Carey & Co. LLC consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld) as a permitted owner and holder of the Special Membership Interests or (iii) any other Person consented to in writing by each of the Lenders as a permitted owner and holder of the Special Membership Interests.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of OFAC sanctions programs.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992, the Amsterdam Treaty of 1997, the Nice Treaty of 2001, and the Lisbon Treaty of 2007.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (i) a failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“~~Eurodollar Rate” means:~~Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

6.        (a)        for any Interest Period with respect to a ~~Eurodollar~~Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two ~~London Banking~~Business Days prior to the commencement of such Interest Period, for ~~Dollar~~ deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in ~~Dollars~~the relevant currency for delivery on the first day of such Interest Period in ~~same day funds~~Same Day Funds in the approximate amount of the ~~Eurodollar~~Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank ~~eurodollar~~ market for such currency at their request at approximately 11:00 a.m. (London time) two ~~London Banking~~Business Days prior to the commencement of such Interest Period; and

7.        (b)        for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time, determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank ~~Eurodollar~~ market at their request at the date and time of determination.

“~~Eurodollar~~Eurocurrency Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “~~Eurodollar Rate”~~Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Subsidiary” means any Subsidiary of the Borrower that (i) does not own all or any portion of any Eligible Investment Property included in the Borrowing Pool, (ii) does not, directly or indirectly, own all or any portion of the Equity Interests of any Subsidiary that owns an Eligible Investment Property included in the Borrowing Pool, (iii) has Secured Indebtedness that (x) is owed to a Person that is not an Affiliate of the REIT or any Subsidiary thereof and (y) by its terms does not permit such Subsidiary to guarantee the Obligations of the Borrower and (iv) is designated as an “Excluded Subsidiary” on Schedule IV hereto or in a written notice executed by a Responsible Officer of the Borrower and delivered to the Administrative Agent at the time such Subsidiary incurs Secured Indebtedness of the type specified in clause (iii) of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Documents, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office in such jurisdiction or, in the case of any Lender, in having its applicable Lending Office in such jurisdiction, (b) any taxes in the nature of the branch profits tax within the meaning of Section 884 of the Code imposed by any jurisdiction in which the recipient is treated as being engaged in business (other than solely as a result of the transactions contemplated by this Agreement), (c) other than an assignee pursuant to a request by the Borrower under Section 10.13, any United States federal withholding tax that is imposed on amounts payable to such Person pursuant to any Laws enacted prior to the time such Person becomes a party hereto (or designates a new Lending Office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 3.01(a) or (c), (d) any withholding tax that is attributable to such Person’s failure to comply with Section 3.01(e), and (e) any United States federal withholding tax that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the procedures, certifications, information reporting, disclosure, or other related requirements of newly enacted Sections 1471-1474 of the Code and any amended or successor provisions and any regulations or official guidance thereunder that is substantively comparable.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, collectively, the letter agreement, dated October 29, 2010, among the REIT, Bank of America and ~~the Arrangers~~MLPF&S and the letter agreement, dated May 29, 2012, among the REIT, Bank of America and MLPF&S.

“Foreign Investment Property” means an Investment Property that is located outside of the United States of America.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“German Investment Property Owners” mean, collectively, (i) CPA16 German (DE) Limited Partnership, a Delaware limited partnership and (ii)each Subsidiary of the REIT listed on Schedule V hereto.

“German Investment Properties” mean, collectively, the Investment Properties listed on Schedule VI hereto.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Parent Guarantors, each Subsidiary of the REIT listed on Schedule I and each other Domestic Subsidiary of the REIT that becomes a guarantor of the Obligations in accordance with Section 6.12(b), in each case to the extent such Subsidiary is not released from its guarantee of the Obligations by the Administrative Agent in accordance with the Guaranty Agreement.

“Guaranty Agreement” means the Continuing Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.

“Guaranty-Restricted Defeasance Property” means each Defeasance Property listed under Part A. of Schedule III hereto that, on the Closing Date, secures Non-Recourse Indebtedness of an Affiliated Investor that by its terms does not permit such Affiliated Investor, or such Affiliated Investor’s direct or indirect parent (other than the REIT, the Operating Partnership or the Borrower), to guaranty the Obligations, provided that such direct or indirect parent does not (i) own an Investment Property included in the Borrowing Pool or (ii) directly or indirectly own any Equity Interests of another Affiliated Investor that owns an Investment Property included in the Borrowing Pool.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the REIT (i) whose assets, when taken together with the assets of all other Subsidiaries of the REIT that are designated as “Immaterial Subsidiaries” in accordance with clause (ii) of this definition, have an aggregate book value of less than $15,000,000 and (ii) is designated as an “Immaterial Subsidiary” in a written notice executed by a Responsible Officer of the REIT and delivered to the Administrative Agent.

“Implied Debt Service” means, as of any date with respect to the Total Revolving Credit Outstandings on such date, an imputed annual amount of principal and interest that would be due on such Total Revolving Credit Outstandings if such Total Revolving Credit Outstandings were a fully amortizing loan with equal monthly payments of principal and interest over a period of twenty-five years at a per annum interest rate equal to the greater of (i)  ~~three~~two and one half percent (~~3.00~~2.50%) in excess of the then most-recently published annual yield to maturity of the U.S. Treasury Constant Maturity Series with a ten (10) year maturity, as such yield is reported on such date in the “Federal Reserve Statistical Release H.15 – Selected Interest Rates”, or any successor publication, published by the FRB in effect on the date of calculation and (ii) ~~7.00~~6.50%.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

8.      (a)      all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

9.      (b)      the maximum amount of all direct or contingent obligations of such Person in respect of letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

10.    (c)      the aggregate net obligations, if any, of such Person under all Swap Contracts, taken as a whole; provided, that if the aggregate net amount of such obligations is less than $0, the amount of such Person’s Indebtedness under this clause (c) shall be $0;

11.    (d)      all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

12.    (e)      indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

13.    (f)      all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

14.    (g)      all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest (other than payments to the Special Membership Interest Holder in respect of the Special Membership Interests to the extent permitted to be paid under Section 7.06(g)(i)), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

15.    (h)      all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Eligible Investment Properties” means the Investment Properties set forth on Schedule II hereto, each of which is included in the Borrowing Pool on the Closing Date.

“Initial Revolver Maturity Date” means ~~May 2, 2014.~~August 1, 2015.

“Interest Payment Date” means, (a) as to any ~~Eurodollar~~Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~Eurodollar~~Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each ~~Eurodollar~~Eurocurrency Rate Loan, the period commencing on the date such ~~Eurodollar~~Eurocurrency Rate Loan is disbursed or converted to or continued as a ~~Eurodollar~~Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

16.    (a)      any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

17.    (b)      any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

18.    (c)      no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any real property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in land holdings and Investment Properties, and costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Property” means any real property that is 100% owned by one or more Subsidiaries of the Borrower or, in the case of the German Investment Properties, by a German Investment Property Owner.

“Investment Property Net Operating Income” means, with respect to any Investment Property at any time, an amount equal to (a) the aggregate gross revenues from the operation of such Investment Property from tenants in occupancy and paying rent during the then most recently ended fiscal quarter of the REIT for which financial statements have been provided to the Administrative Agent and the Lenders, minus (b) the sum of (i) all expenses and other proper charges incurred by the Consolidated Group during such fiscal quarter in connection with the operation of such Investment Property (including accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP and (ii) a management, advisory or similar fee in an amount equal to the greater of (x) three percent (3.00%) of the rent payable in respect of such Investment Property during such fiscal quarter and (y) actual management, advisory or similar fees paid in cash during such fiscal quarter. Notwithstanding the foregoing, the Investment Property Net Operating Income with respect to any Investment Property that has not at the time of determination been owned by one or more Affiliated Investors for an entire fiscal quarter shall be deemed to be the Projected Investment Property NOI of such Investment Property.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 10.19.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit ~~resulting from a drawing under any Letter of Credit which~~by the L/C Issuer that constitutes an Unreimbursed Amount that has not been ~~reimbursed on the date when made or~~ refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means, at any time, the lesser of (a)  $~~15,000,000~~15,000,000, (b) the Aggregate Dollar Tranche Commitments and (~~b~~c ) the Aggregate Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty Agreement, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) each Secured Hedge Agreement and (h) the Defeasance Escrow Agreements.

“Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Revolving Credit Loans from one Type to the other, or (c) a continuation of ~~Eurodollar~~Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the REIT or the REIT and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $15,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Maturity Date” means later of (i) the Initial Revolver Maturity Date and (ii) if the Initial Revolver Maturity Date is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Merger” has the meaning specified in the Preliminary Statements.

“Merger Agreement” has the meaning specified in the Preliminary Statements.

“Minnesota Hotel Franchise License Comfort Letter” means a letter agreement in form and substance reasonably satisfactory to the Administrative Agent among Hilton Inns Inc., a Delaware corporation, the Minnesota Hotel Property Lessee and the Administrative Agent relating to the pledge provided in favor of the Administrative Agent, for the benefit of the Secured Parties, of Equity Interests of the Minnesota Hotel Property Owner.

“Minnesota Hotel Property” means the Investment Property consisting of a Hilton hotel located at 3900 American Blvd. West, Bloomington, Minnesota.

“Minnesota Hotel Property Lessee” means Hotel Operator (MN) TRS 16-87, Inc., a Delaware corporation.

“Minnesota Hotel Property Owner” means Hotel (MN) QRS 16-84, Inc., a Delaware corporation.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Modified Funds From Operations” means a modified computation of NAREIT defined FFO as reported by the REIT on a quarterly basis and furnished on the SEC’s website; provided that for purposes of determining compliance with Section 7.06 (d), Modified Funds From Operations shall exclude charges from extinguishment of indebtedness, gains or losses associated with deconsolidation of Subsidiaries, Advisory Fees paid in Equity interests of the REIT, amortization of intangibles, straight lining adjustments of rent, unrealized foreign exchange gains or losses and other non-cash or non-recurring charges as evidenced by a certification of a Responsible Officer of the REIT containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Modified Funds From Operations on the same basis.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgageability Amount” means, as of any date, the maximum amount of Total Revolving Credit Outstandings that could be outstanding on such date such that the ratio of (i) Aggregate Mortgageability Cash Flow on such date to (ii) the Implied Debt Service of such Total Revolving Credit Outstandings would equal at least 1.60 to 1.00.

“Mortgageability Cash Flow” means, as of any time with respect to any Eligible Investment Property, an amount equal to the product of (i) the Investment Property Net Operating Income for such Investment Property at such time, multiplied by (ii) four.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any issuance and sale by the REIT of any of its Equity Interests, the excess of (i) the sum of the cash and Cash Equivalents received by the REIT in connection with such issuance and sale, less (ii) the reasonable underwriting discounts and commissions, and other reasonable out-of-pocket expenses, incurred by the REIT in connection with such issuance or sale.

“New Lender Joinder Agreement” has the meaning specified in Section 2.15(c).

“Non-Recourse Indebtedness” means Indebtedness of a Person (i) as to which no Loan Party (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case except for typical and customary exceptions for fraud, misrepresentation, misapplication of cash, waste, failure to pay taxes, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate or (ii) consisting of a completion guaranty or similar commitment provided by such Person in connection with an investment made by such Person.

“Nonvoting Common Shares” means the 125 shares of non-voting common Equity Interests of the Borrower issued and outstanding on the Closing Date.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means, collectively, (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (other than any Secured Hedge Agreement) or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (ii) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Secured Hedge Agreement and (iii) all indebtedness, liabilities, duties and obligations of any Loan Party arising out of Bank of America or any Affiliate of Bank of America providing treasury management services to, for the benefit of or otherwise in respect of such Loan Party, including, without limitation, intraday credit, Automated Clearing House (ACH) services, foreign exchange services, overdrafts and zero balance arrangements, and any instruments, agreements or other documents executed in connection therewith.

“OFAC” has the meaning specified in the definition of “Embargoed Person.”

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise, property or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to any Revolving Credit Loan or Swing Line Loan, as applicable, on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loan or Swing Line Loan, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Ownership Percentage” means, with respect to any Consolidated Affiliate at any time, the percentage interest held by the REIT in such Consolidated Affiliate determined by calculating the percentage of Equity Interests of such Consolidated Affiliate owned, directly or indirectly, by the REIT at such time.

“Parent Guarantors” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Investments” means Investments by any Subsidiary of the Borrower or by any German Investment Property Owner made pursuant to Section 7.03(c), (d), or (e).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by any Loan Party or any ERISA Affiliate to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the Pledge Agreement between the Loan Parties and the Administrative Agent, substantially in the form of Exhibit H.

“Pledge-Restricted Defeasance Property” means each Defeasance Property listed under Part B. of Schedule III hereto that, on the Closing Date, secures Non-Recourse Indebtedness of an Affiliated Investor that by its terms does not permit the Equity Interests of such Affiliated Investor, or the Equity Interests of such Affiliated Investor’s direct or indirect parent (other than the REIT, the Operating Partnership or the Borrower), to be pledged as collateral securing the Obligations, provided that such direct or indirect parent does not own an Investment Property included in the Borrowing Pool or directly or indirectly own any Equity Interests of another Affiliated Investor that owns an Investment Property included in the Borrowing Pool.

“Projected Investment Property NOI” means, with respect to any Investment Property that has not at the time of determination been owned by one or more Affiliated Investors for an entire fiscal quarter, the projected, pro forma Investment Property Net Operating Income for such Investment Property for such fiscal quarter as mutually agreed by the Borrower and the Administrative Agent based on (i) if available, historical financial statements for such Investment Property under prior ownership for the full fiscal quarter ended immediately prior to the date of determination or (ii) if such historical financial statements are not available, the projected aggregate gross revenues from the operation of such Investment Property from tenants in occupancy and paying rent for the fiscal quarter during which such determination is made (calculated on a pro forma basis based on the assumption that such tenants were in occupancy and paying rent from and after the first day of such fiscal quarter through and including the last day thereof).

“Public Lender” has the meaning specified in Section 6.02.

“Recourse Indebtedness” means Indebtedness for borrowed money in respect of which recourse for payment (except for (i) customary exceptions for fraud, misrepresentation, misapplication of cash, waste, failure to pay taxes, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate or (ii) in respect of any completion guaranty or similar commitment provided in connection with an investment) is to any Loan Party.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, at least two Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s direct or indirect stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revaluation Date” means, (i) with respect to any Revolving Credit Loan, each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (c) such additional dates as the Administrative Agent shall determine or the Tranche Required Lenders of any Tranche with Loans denominated in an Alternative Currency shall require and (ii) with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment or any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (d) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Tranche Required Lenders with respect to the Dollar Tranche shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of ~~Eurodollar~~Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b).

“Revolving Credit Loan” ~~has the meaning specified in Section 2.01.~~means a Dollar Tranche Loan, an Alternative Currency Tranche Loan or a Supplemental Tranche Loan.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Effective Date” means August 1, 2012.

“Second-Tier CFC” means a Subsidiary of the REIT (a) that is a “controlled foreign corporation” (as defined in Section 957 of the Code) and (b) whose direct or indirect parent is also a “controlled foreign corporation.”

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a mortgage, deed of trust, lien, pledge, encumbrance, security interest or other Lien.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, Bank of America (or any Affiliate of Bank of America) as the provider of any treasury management services described in clause (ii) of the definition of “Obligations”, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Borrower substantially in the form of Exhibit J.

“Special Membership Interests” means common, non-voting Equity Interests in the Operating Partnership owned and held by the Special Membership Interest Holder.

“Special Membership Interest Holder” means Carey REIT, III, a Maryland corporation, or any other Eligible Special Membership Interest Holder that owns and holds the Special Membership Interests.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” means, collectively, all of the Guarantors other than the REIT and the Operating Partnership.

“Substituted Investment Property” has the meaning specified in Section 2.18(e).

“Successor Special Membership Interest Holder” has the meaning specified in Section 7.06(g).

“Supplemental Addendum” has the meaning specified in Section 2.19.

“Supplemental Currency” has the meaning specified in Section 2.19.

“Supplemental Tranche” has the meaning specified in Section 2.19.

“Supplemental Tranche Commitment” means, as to each Lender, its obligation to make Supplemental Tranche Loans to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Supplemental Tranche Commitment” or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased by such Lender pursuant to Section 2.15 or otherwise adjusted from time to time in accordance with this Agreement.

“Supplemental Tranche Effective Date” has the meaning specified in Section 2.19.

“Supplemental Tranche Lender” means any Person that is a Lender hereunder in respect of the Supplemental Tranche in its capacity as a Lender in respect of such Tranche.

“Supplemental Tranche Loan” has the meaning specified in Section 2.01(c).

“Supplemental Tranche Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Supplemental Tranche Commitments represented by such Lender’s Supplemental Tranche Commitment at such time. If the commitment of each Lender to make Revolving Credit Loans or if the Aggregate Supplemental Tranche Commitments have expired, then the Supplemental Tranche Percentage of each Lender shall be based on the Supplemental Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Supplemental Tranche Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 under the caption “Supplemental Tranche Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Supplemental Tranche Request” has the meaning specified in Section 2.19.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means the lesser of (a) $~~10,000,000~~10,000,000, (b) the Aggregate Dollar Tranche Commitments and (~~b~~c) the Aggregate Commitments at such time. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $25,000,000.

“Total Asset Value” means, as of any time for the Consolidated Group, without duplication, the sum of (a) the Unrestricted Cash Amount at such time, plus (b) with respect to each Investment Property owned by one or more Affiliated Investors for more than two full fiscal quarters for which financial statements have been provided to the Administrative Agent and the Lenders, (i) Adjusted Property EBITDA for such Investment Property for the then most recently ended two consecutive fiscal quarter period of the REIT, multiplied by (ii) two (2) and divided by (iii) the Capitalization Rate, plus (c) with respect to each Investment Property owned by one or more Affiliated Investors for less than two full fiscal quarters for which financial statements have been provided to the Administrative Agent and the Lenders, the book value of such Investment Property, plus (d) the aggregate book value of all Permitted

Investments owned by the Consolidated Group at such time, plus (e) the Consolidated Group Pro Rata Share of each of the items referenced in clauses (a) through (d) of this definition (and the components thereof) to the extent relating to Investment Properties, cash and Cash Equivalents or Permitted Investments, as applicable, owned by Unconsolidated Affiliates; provided, that “Total Asset Value” shall exclude (a) any value allocated to joint ventures between one or more members of the Consolidated Group and one or more Carey Affiliates to the extent in excess of 35% of the Total Asset Value and (b) any value allocated to joint ventures between one or more members of the Consolidated Group and one or more Persons that are not Carey Affiliates to the extent in excess of 3.5% of the Total Asset Value; provided, further, that in the case of the portion, if any, of Total Asset Value attributable to any Consolidated Affiliate, such portion shall only be included in Total Asset Value to the extent of the Ownership Percentage of such Consolidated Affiliate.

“Total Equity Value” means, at any time, the excess of (a) the Total Asset Value at such time, minus (b) Consolidated Total Indebtedness at such time.

“Total G&A Expense” means, for any period, the total general and administrative expenses of the Consolidated Group for such period, as determined in accordance with GAAP.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Tranche” means each of the Dollar Tranche, the Alternative Currency Tranche and each Supplemental Tranche.

“Tranche Required Lenders” means, at any time, with respect to a Tranche, Lenders under such Tranche holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) of such Tranche and (b) aggregate unused Commitments of such Tranche; provided that the unused Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Tranche Required Lenders.

“Type” means, with respect to a Revolving Credit Loan, its character as a Base Rate Loan or a ~~Eurodollar~~Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP 600” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007 Revision).

“Unconsolidated Affiliate” means, at any date, any Person (x) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash Amount” means, as of any date, an amount equal to the aggregate amount of cash and Cash Equivalents of the Consolidated Group on such date that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash is maintained).

“Unused Fee” has the meaning specified in Section 2.09(a).

“Voting Equity Interests” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors (or comparable governing body) of such Person.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Equity Interests (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

“Yen” and “¥” mean the lawful currency of Japan.

1.02.    Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)      The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)      In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)      Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.    Accounting Terms.

(a)      Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)      Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)      Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the REIT and its Subsidiaries or the Consolidated Group or to the determination of any amount for the REIT and its Subsidiaries or the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the REIT or the Consolidated Group, as applicable, is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04.    Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.    Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06.    Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07.    Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalents of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b)      Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as applicable.

1.08.     Additional Alternative Currencies.    (a)  The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent, the Required Lenders and the Alternative Currency Tranche Lenders or the Supplemental Tranche Lenders depending on the Tranche under which Borrowings in such currency are to be made (the “Authorizing Lenders”); and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Required Lenders and the L/C Issuer.

(b)      Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Authorizing Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)      Any failure by an Authorizing Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Authorizing Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the

Authorizing Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower, and Borrowings of Eurocurrency Rate Loans in such currency under the applicable Tranche shall thereupon be permitted hereunder; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and issuances of Letters of Credit in such currency shall be permitted hereunder. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

1.09.    Change of Currency. (a)  Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)      Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (acting reasonably in consultation with the Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union or reflect such other change in currency of any country and any relevant market conventions or practices relating to the Euro or such other currency, as applicable, and the Administrative Agent shall provide three (3) Business Days prior notice to the Borrower and the Lenders of any such changes of construction prior to application thereof to any provision of this Agreement. In addition, if at any time, in the Administrative Agent’s reasonable judgment, the Euro or any other Alternative Currency is no longer readily available or freely transferable by reason of a change in any applicable law, rule or regulation of any governmental, monetary or multinational authority or for any other reason, and any of the Administrative Agent, the Borrower or the Required Lenders so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend this Agreement (including, without limitation, the definition of Eurocurrency Rate) to the extent necessary to reflect the change in currency to put the Lenders, the other Secured Parties and the Borrower in the substantially identical position, so far as possible, that they would have been in if no such currency change had occurred.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.    The Revolving Credit Borrowings.

(a)      Dollar Tranche Loans. Subject to the terms and conditions set forth herein, each Dollar Tranche Lender severally agrees to make loans (each such loan, a “Dollar Tranche Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Dollar Tranche Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under this Section 2.01(a), (i) the Total Revolving Credit Outstandings shall not exceed the least of (x) the Borrowing Base Amount at such time, (y) the Mortgageability Amount at such time and (z) the Aggregate Commitments at such time, (ii) the aggregate Outstanding Amount of Dollar Tranche Loans plus the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Aggregate Dollar Tranche Commitments, (iii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment and (iv) the aggregate Outstanding Amount of the Dollar Tranche Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Tranche Commitment. Within the limits of each Lender’s Dollar Tranche Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Dollar Tranche Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)      Alternative Currency Tranche Loans.  Subject to the terms and conditions set forth herein, each Alternative Currency Tranche Lender severally agrees to make loans (each such loan, ~~a “Revolving Credit~~an “Alternative Currency Tranche Loan”) to the Borrower in Dollars or in an Alternative Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Alternative Currency Tranche Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing under this Section 2.01(b), (i) the Total Revolving Credit Outstandings shall not exceed the least of (x) the Borrowing Base Amount at such time, (y) the Mortgageability Amount at such time and (z) the Aggregate Commitments at such time ~~and (ii~~, (ii) the aggregate Outstanding Amount of Alternative Currency Tranche Loans shall not exceed the Aggregate Alternative Currency Tranche Commitments, (iii) the aggregate Outstanding Amount of Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all

Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Alternative Currency Tranche Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section ~~2.01,~~2.01(b), prepay under Section 2.05, and reborrow under this Section ~~2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar~~2.01(b). Alternative Currency Tranche Loans (other than Alternative Currency Tranche Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein.

(c)      Supplemental Tranche Loans. Each Lender with a Supplemental Tranche Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each a “Supplemental Tranche Loan”) in Dollars, Alternative Currencies and the applicable Supplemental Currency to the Borrower, from time to time on any Business Day during the period from the Supplemental Tranche Effective Date with respect to such Supplemental Tranche until the end of the Availability Period in an aggregate amount not to exceed such Lender’s Supplemental Tranche Commitment at such time; provided, however, that after giving effect to any Revolving Credit Borrowing under this Section 2.01(c), (i) the Total Revolving Credit Outstandings shall not exceed the least of (x) the Borrowing Base Amount at such time, (y) the Mortgageability Amount at such time and (z) the Aggregate Commitments at such time, (ii) the aggregate Outstanding Amount of Loans under such Supplemental Tranche shall not exceed the Supplemental Tranche Commitments of such Tranche, (iii) the aggregate Outstanding Amount of Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Supplemental Tranche Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Supplemental Tranche Loans (other than Supplemental Tranche Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein.

(d)      Selection of Tranches. The Borrower may borrow from one or more Tranches as selected by the Borrower, but each Borrowing within a Tranche shall be made in a currency permitted under such Tranche of the same Type made simultaneously by all Lenders with a Commitment with respect to such Tranche ratably according to their Commitments with respect to such Tranche.

2.02.    Borrowings, Conversions and Continuations of Loans.

(a)      Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of ~~Eurodollar~~Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any

Borrowing of, conversion to or continuation of ~~Eurodollar~~Eurocurrency Rate Loans denominated in Dollars or of any conversion of ~~Eurodollar~~Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, ~~and (ii~~(ii) four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of ~~Eurodollar~~Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of ~~Eurodollar~~Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Credit Loans to be borrowed, converted or continued, (iv) the Type of Revolving Credit Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, ~~and~~ (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the Tranche and currency of the Revolving Credit Loans to be borrowed or continued. If the Borrower fails to specify a currency in a Loan Notice requesting a Revolving Credit Borrowing, then the Revolving Credit Loan so requested shall be made in Dollars. If the Borrower fails to specify a Tranche in a Loan Notice requesting a Revolving Credit Borrowing, then the Loan Notice shall be deemed to be a request for a Borrowing under the Dollar Tranche if the request is for a Borrowing in Dollars, the Alternative Currency Tranche if the request is for a Borrowing in Euro, Sterling or Yen, and the Supplemental Tranche if the request is for a Borrowing in a currency available only under such Supplemental Tranche. If the Borrower fails to specify a Type of Revolving Credit Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency, such Eurocurrency Rate Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurodollar~~Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurodollar~~Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency or in a different Tranche, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency or reborrowed in another Tranche to the extent permitted herein. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a ~~Eurodollar~~Eurocurrency Rate Loan.

(b)      Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the applicable Tranche of the amount and currency of its Applicable Percentage of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the applicable Tranche of the details of any automatic conversion to Base Rate Loans or continuation of Eurocurrency Rate Loans denominated in a currency other than Dollars, in each case, as described in Section 2.02(a). Each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in ~~immediately available funds~~Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Credit Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Credit Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)      Except as otherwise provided herein, a ~~Eurodollar~~Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurodollar~~Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as ~~Eurodollar~~Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)      The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurodollar~~Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)      After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ~~five~~ten (~~5)~~10)  Interest Periods in effect in respect of the Revolving Credit Loans.

2.03.    Letters of Credit.

(a)      The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the REIT or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor compliant drawings under the Letters of Credit; and (B) the Dollar Tranche Lenders severally agree to participate in Letters of Credit issued for the account of the REIT or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (~~x~~v ) the Total Revolving Credit Outstandings shall not exceed the least of the (1) the Borrowing Base Amount at such time, (2) the Mortgageability Amount at such time and (3) the Aggregate Commitments at such time, (~~y~~w) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (x) the aggregate Outstanding Amount of the Dollar Tranche Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Tranche Commitment, (y) the aggregate Outstanding Amount of the Dollar Tranche Loans, plus the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Aggregate Dollar Tranche Commitments and (z) the

Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)        The L/C Issuer shall not issue any Letter of Credit if, subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Administrative Agent and the L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Maturity Date.

(iii)       The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)      any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing that Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or that Letter of Credit in particular or shall impose upon the L/C Issuer with respect to that Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)      the issuance of that Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)      except as otherwise agreed by the Administrative Agent and the L/C Issuer, that Letter of Credit is in an initial stated amount less than $500,000;

(D)      that Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency; or

(E)      the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(F)       ~~(E)~~ any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure with respect to such Defaulting Lender, as it may elect in its sole discretion.

(iv)      The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue that Letter of Credit in its amended form under the terms hereof.

(v)      The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue that Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of that Letter of Credit does not accept the proposed amendment to that Letter of Credit.

(vi)      The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)      Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.  (i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii)        Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the REIT or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)        If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv)      Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(v)      If the expiry date of any Letter of Credit would occur after the Maturity Date, the Borrower hereby agrees that it will at least thirty (30) days prior to the Maturity Date (or, in the case of a Letter of Credit issued or extended on or after thirty (30) days prior to the Maturity Date, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit.

(c)      Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Dollar Tranche Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans under the Dollar Tranche to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Dollar Tranche Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)      Each Dollar Tranche Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payment in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii)      With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)      Until each Dollar Tranche Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)      Each Dollar Tranche Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)        If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the ~~greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation~~applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be, as of the date of such Borrowing or L/C Advance. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)        Repayment of Participations.  (i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance or proceeds of such Lender’s Revolving Credit Loan in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii)        If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) and paid to the Lenders entitled thereto is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Dollar Tranche Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the ~~Federal Funds~~applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)        Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing and each Revolving Credit Loan made pursuant to Section 2.03(c) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)      any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)      the existence of any claim, counterclaim, setoff, defense or other right that the REIT or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)      any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)      any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)      any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary thereof or in the relevant currency markets generally; or

(vi)       ~~(v)~~ any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the REIT or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)        Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders ~~or~~, the Required Lenders or the Required Dollar Tranche Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (other than as a result of an order of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)      Applicability of ISP and UCP 600. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP or UCP 600 shall apply to such Letter of Credit.

(h)      Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Dollar Tranche Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Event of Default arising under Section 8.01(a)(i) or, upon request of the Required Lenders while any other Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)      Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at a rate per annum equal to 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)      Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)      Letters of Credit Issued for the REIT and its Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the REIT or a Subsidiary thereof, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the REIT or its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of the REIT and such Subsidiaries.

(l) Letters of Credit Issued Under Dollar Tranche. Each Letter of Credit may only be issued under the Dollar Tranche. Letters of Credit may not be issued under any other Tranche. Notwithstanding any provision herein to the contrary, the provisions of this Section 2.03 shall, as to any particular Letter of Credit, be applied only to the Dollar Tranche and not under any other Tranche, subject to the provisions of Section 2.13.

2.04.    Swing Line Loans.

(a)      The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Dollar Tranche Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit

Outstandings shall not exceed the least of (x) the Borrowing Base Amount at such time, (y) the Mortgageability Amount at such time and (z) the Aggregate Commitments at such time, ~~and~~ (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, (iii) the aggregate Outstanding Amount of the Dollar Tranche Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Tranche Commitment and (iv) the aggregate Outstanding Amount of the Dollar Tranche Loans, plus the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Swing Line Loans shall not exceed the Aggregate Dollar Tranche Commitments, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Dollar Tranche Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)      Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in ~~immediately available funds~~Same Day Funds or, if specified by the Borrower in the Swing Line Notice delivered to the Swing Line Lender, by transfer of ~~immediately available funds~~Same Day Funds to a bank specified by the Borrower, for credit to an account at such bank specified by the Borrower, in such Swing Line Notice.

(c)      Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Dollar Tranche Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Dollar Tranche Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Dollar Tranche Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in ~~immediately available funds~~Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Dollar Tranche Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)      If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Dollar Tranche Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)      If any Dollar Tranche Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the ~~greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation~~applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Dollar Tranche Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be, as of the date of such Borrowing or the required date of funding of such participations. A certificate of the Swing Line Lender submitted to any Dollar Tranche Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)      Each Dollar Tranche Lender’s obligation to make ~~Revolving Credit~~Dollar Tranche Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Dollar Tranche Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)      Repayment of Participations.  (i)  At any time after any Dollar Tranche Lender has purchased and funded a risk participation in a Swing Line Loan or made a Revolving Credit Loan pursuant to Section 2.04(c), if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)      If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan and paid to the Lenders is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Dollar Tranche Lender shall pay to the Swing Line

Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the ~~Federal Funds~~applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Dollar Tranche Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)      Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Dollar Tranche Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)      Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05.    Prepayments.

(a)      Optional.  (i)  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of ~~Eurodollar Rate Loans and (2~~Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of ~~Eurodollar~~Eurocurrency Rate Loans (w hether denominated in Dollars or Alternative Currencies) shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if ~~Eurodollar~~Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurodollar~~Eurocurrency Rate Loan pursuant to this Section 2.05(a) shall be accompanied by all accrued interest on the amount prepaid.

(ii)      The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)      Mandatory.  (i)  If for any reason the sum of the Total Revolving Credit Outstandings at any time exceeds the least of (A) the Borrowing Base Amount at such time, (B) the Mortageability Amount at such time and (C) the Aggregate Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(ii)      If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iii)      ~~(ii)~~ Prepayments made pursuant to this Section 2.05(b), Section 2.18(c), Section 2.18(d) or Section 2.18(f)(ii), and all amounts, if any, received by the Administrative Agent from the Defeasance Escrow Agent in respect of the Defeasance Escrow Deposit, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon a drawing under any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

(iv)      If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of the L/C Obligations exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations to the extent necessary, such that, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder does not exceed 100% of the Letter of Credit Sublimit.

2.06.    Termination or Reduction of Commitments.

(a)      Optional.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit, the Alternative Currency Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the least of (1) the Borrowing Base Amount at such time, (2) the Mortgageability Amount at such time and (3) the Aggregate Commitments (as so reduced), (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, ~~or (C~~(C) the Alternative Currency Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Revolving Credit Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit, or (D) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit. If after giving effect to any reduction or termination of Aggregate Commitments under this Section 2.06, the Letter of Credit Sublimit, the Alternative Currency Sublimit, or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit, the Alternative Currency Sublimit, or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(b)      Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Line Sublimit, the Alternative Currency Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07.    Repayment of Loans.

(a)      Revolving Credit Loans.  The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b)      Swing Line Loans.  The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.08.    Interest.

(a)      Subject to the provisions of Section 2.08(b), (i) each ~~Eurodollar~~Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~Eurodollar~~Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate applicable to Base Rate Loans.

(b)      (i)  While any Event of Default arising under Section 8.01(a)(i) exists, or upon the request of the Required Lenders while any other Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)      Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)      Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09.    Fees.  In addition to certain fees described in Sections 2.03(h) and (i) and Section 2.14(b):

(a)      Unused Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused line fee in Dollars (the “Unused Fee”) equal to 0.50% per annum (which fee shall be reduced to 0.30% per annum commencing on the Second Amendment Effective Date) times the actual daily amount by which the Aggregate Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans (excluding, for the avoidance of doubt, Swing Line Loans) and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Unused Fee shall be calculated quarterly in arrears.

(b)      Other Fees.  The Loan Parties shall pay or cause to be paid to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the ~~Eurodollar~~Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11.    Evidence of Debt.

(a)      The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)      In addition to the accounts and records referred to in Section 2.11(a), the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12.    Payments Generally; Administrative Agent’s Clawback.

(a)      General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Each prepayment of a ~~Eurodollar~~Eurocurrency Rate Loan shall be accompanied by any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each prepayment of a Loan shall be paid to the Lenders in accordance with their respective Applicable Percentages. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in ~~Dollars~~such Alternative Currency and in ~~immediately available funds~~Same Day Funds not later than ~~2:00 p.m. on the date specified herein~~the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Loan Party is prohibited by any

Law from making any required payment hereunder in an Alternative Currency, such Loan Party shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent ~~after 2:00 p.m. shall~~(i) after 2:00 p.m. in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)      (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~Eurodollar~~Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in ~~immediately available funds~~Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the ~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)      Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in ~~immediately available funds~~Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)      Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Revolving Credit Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)      Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)      Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Credit Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)      Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due such parties.

2.13.      Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)      if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)      the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the REIT or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14.    Extension of Maturity Date.

(a)      Notification of Extension.  The Borrower may, by written notice to the Administrative Agent (such notice, an “Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Initial Revolver Maturity Date, elect to extend the Maturity Date for an additional twelve (12) months from the Initial Revolver Maturity Date. The Administrative Agent shall distribute any such Extension Notice promptly to the Lenders following its receipt thereof.

(b)      Conditions Precedent to Effectiveness of Maturity Date Extension.  As conditions precedent to such extension, the Borrower shall, on or prior to the Initial Revolver Maturity Date, satisfy each of the following requirements for such extension to become effective:

(i)      The Administrative Agent shall have received an Extension Notice within the period required under clause (a) above;

(ii)      On the date of such Extension Notice and both immediately before and immediately after giving effect to such extension of the Maturity Date, no Default shall have occurred and be continuing;

(iii)      The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders based on their respective Applicable Percentages as of such date, an extension fee in an amount equal to ~~0.35~~0.25% of the Aggregate Commitments as in effect on the Initial Revolver Maturity Date (it being agreed that such Extension Fee shall be fully earned when paid and shall not be refundable for any reason);

(iv)      The Administrative Agent shall have received a certificate of the REIT dated as of the Initial Revolver Maturity Date signed by a Responsible Officer of the REIT (i) (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension or (y) certifying that, as of the Initial Revolver Maturity Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval for an extension of the Maturity Date for an additional twelve (12) months from the Initial Revolver Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Initial Revolver Maturity Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists; and

(v)      The Borrower and the other Loan Parties shall have delivered to the Administrative Agent such reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of each of the Pledge Agreement and the Guaranty Agreement, executed by the Loan Parties party thereto.

~~(c)      Increase in Capitalization Rate.  If the Borrower requests an extension of the Maturity Date in accordance with the provisions of clause (a) of this Section 2.14, the Required Lenders may (but shall not be obligated to), on a one-time basis, increase the percentage set forth in the definition of “Capitalization Rate” by up to 0.50%, which increase shall become effective on the Initial Revolver Maturity Date. Any such increase in the Capitalization Rate shall be evidenced by a written notice executed by the Required Lenders and delivered to the Administrative Agent (which shall forward to the Borrower) within ten (10) days prior to the Initial Revolver Maturity Date.~~

2.15.     Increase in Commitments.

(a)      Notice of Election to Increase.  Provided there exists no Default, upon written notice to the Administrative Agent, the Borrower may from time to time elect to increase the Aggregate Commitments (which increase may take the form of a new Supplemental Tranche or increasing the size of an existing Tranche) by an amount (in the aggregate for all such increases) not exceeding $~~30,000,000~~125,000,000 ; provided that any such increase shall be in a minimum amount of $~~10,000,000.~~10,000,000 (or such other amount as is agreed by the Administrative Agent and the Borrower) and the Borrower shall specify the Tranche or Tranches that shall be increased and the amount of any such increase. The Administrative Agent shall promptly inform the Lenders of such notice of election made by the Borrower.

(b)      Lender Elections to Increase.  Each Lender shall notify the Administrative Agent if it desires to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.

(c)      Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Arrangers shall, if requested by the Borrower in writing, use their best efforts to identify one or more additional Eligible Assignees that are willing to provide Commitments and become Lenders. Any such Eligible Assignee shall become a Lender by executing a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).

(d)      Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)      Conditions to Effectiveness of Increase.  As conditions precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of the REIT dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the REIT (x) (1) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such increase or (2) certifying that, as of the Increase Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolution include approval for an increase of the Aggregate Commitments by an amount of up to $30,000,000) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (y) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (3) that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Borrower and each Eligible Assignee that is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent, the Swing Line Lender and the L/C Issuer and (y) written confirmation from each existing Lender, if any, participating in such increase of the amount by which its Commitment will be increased, which confirmation shall be acknowledged and consented to in writing by the Swing Line Lender and the L/C Issuer and (iii) the Borrower shall have paid ~~to~~ the ~~Arrangers the fee~~fees required to be paid pursuant to the Fee Letter in connection therewith. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans in each Tranche ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f)         Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.16.    Cash Collateral.

(a)        Certain Credit Support Events.  Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by all Defaulting Lenders). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing under any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b)        Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, such deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)        Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.04, 2.05, 2.06, 2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)        Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17.    Defaulting Lenders.

(a)        Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)        Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)         Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Revolving Credit Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Credit Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.  That Defaulting Lender (x) shall not be entitled to receive any Unused Fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure.   During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(b)        Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18.    Collateral; Borrowing Pool; Defeasance Properties.

(a)        Collateral.  The obligations of the Borrower and Guarantors under the Loan Documents shall be secured by a perfected first priority security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral.

(b)        Requirements for Investment Properties to be Included in the Borrowing Pool.  Prior to any Investment Property being included in the Borrowing Pool (and, in the case of the requirements set forth in clauses (iii) through (xii) below, at all times that such Investment Property is included in the Borrowing Pool as provided in Section 2.18(c)), each of the following requirements shall have been satisfied with respect to such Investment Property (such requirements being referred to herein as the “Borrowing Pool Eligibility Criteria”):

(i)        The Borrower shall have provided the Administrative Agent and the Lenders with a written request for such Investment Property to be admitted into the Borrowing Pool, which request shall be accompanied by (x) reasonably detailed property diligence materials consistent with such diligence materials provided by the Borrower with respect to the Initial Investment Properties (including, without limitation, historical operating statements and third party reports) with respect to such Investment Property, (y) a description of such Investment Property and (z) such additional documents and information as reasonably requested by the Administrative Agent (such written request, together with the accompanying materials specified herein, is referred to herein as the “Borrowing Pool Inclusion Request”).

(ii)       The Administrative Agent shall have approved the inclusion of such Investment Property in the Borrowing Pool, which approval shall not be unreasonably withheld or delayed.

(iii)      The Affiliated Investor that owns such Investment Property shall be a Wholly-Owned Subsidiary of the Borrower (or, in the case of the German Investment Properties, a Wholly-Owned Subsidiary of the REIT and the Borrower together), and all of the Equity Interests of such Affiliated Investor (together with all of the Equity Interests of any direct or indirect Subsidiary of the Borrower that owns Equity Interests of such Affiliated Investor) shall be pledged as Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents; provided that (x) in the case of an Affiliated Investor that owns a Pledge-Restricted Defeasance Property (and does not own any other Investment Property included in the Borrowing Pool), the Equity Interests of such Affiliated Investor and the Equity Interests of such Affiliated Investor’s direct or indirect parent, shall not be required to be subject to such pledge until the occurrence of the Defeasance Trigger Date with respect to such Pledged-Restricted Defeasance Property; provided, further, that each such Subsidiary of the Borrower that owns Equity Interests of such Affiliated Investor directly or indirectly does not (i) own an Investment Property included in the Borrowing Pool or (ii) directly or indirectly own any Equity Interests of another Affiliated Investor that owns an Investment Property included in the Borrowing Pool) and (y) in the case of the Minnesota Hotel Property, (A) the Equity Interests of the Minnesota Hotel Property Lessee shall additionally be required to be subject to such pledge and (B) on and at all times after the sixtieth (60th) day following the Closing Date, the Minnesota Hotel Franchise License Comfort Letter shall be in full force and effect.

(iv)     Except in the case of Foreign Investment Properties, the Affiliated Investor that owns such Investment Property must be organized under the laws of, and have its principal place of business and chief executive office located in, the United States of America, any State thereof or the District of Columbia.

(v)      The Affiliated Investor that owns such Investment Property shall be a Subsidiary Guarantor, and each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Affiliated Investor shall be a Subsidiary Guarantor; provided, that (x) in the case of an Affiliated Investor that owns a Guaranty-Restricted Defeasance Property (and does not own any other Investment Property included in the Borrowing Pool), such Affiliated Investor, and any direct or indirect Subsidiary of the Borrower that owns the Equity Interests of such Affiliated Investor, shall not be required to be a Guarantor until the occurrence of the Defeasance Trigger Date with respect to such Guaranty-Restricted Defeasance Property; provided, further, that each such Subsidiary of the Borrower that owns Equity Interests of such Affiliated Investor directly or indirectly does not (i) own an Investment Property included in the Borrowing Pool or (ii) directly or indirectly own any Equity Interests of another Affiliated Investor that owns an Investment Property included in the Borrowing Pool) and (y) in the case of the Minnesota Hotel Property, the Minnesota Hotel Property Lessee shall additionally be required to be a Subsidiary Guarantor.

(vi)     Such Investment Property shall be located in the United States, Canada, the United Kingdom, Germany or France.

(vii)    Such Investment Property shall be free and clear of all negative pledges or any restrictions on the ability of the Affiliated Investor that owns such Investment Property to transfer or encumber such Investment Property; provided, that in the case of a Defeasance Property, this clause (vii) shall not apply until the occurrence of the Defeasance Trigger Date with respect to such Defeasance Property.

(viii)    The Affiliated Investor that owns such Investment Property shall not have any Indebtedness (other than the Obligations and other Indebtedness permitted to be incurred by such Affiliated Investor under Section 7.02) and shall be Solvent and not subject to any proceedings under any Debtor Relief Law.

(ix)     After giving effect to the inclusion of such Investment Property in the Borrowing Pool, the minimum aggregate occupancy for all Investment Properties included in the Borrowing Pool shall be at least 80% (determined on a percentage square feet occupied basis).

(x)      Such Investment Property shall not be subject to any ground leases (other than Eligible Ground Leases).

(xi)     After giving effect to the inclusion of such Investment Property in the Borrowing Pool, Aggregate Capped Value shall equal at least $~~125,000,000.~~100,000,000.

(xii)     There shall not exist any Lien or other encumbrance on (x) such Investment Property (or any income therefrom), other than Liens permitted under Section 7.01(a), (b), (c) or (f) and, additionally in the case of a Defeasance Property (solely during the period commencing on the Closing Date and ending on the Defeasance Trigger Date for such Defeasance Property), Liens permitted under Section 7.01(i), (y) any other assets or property of the Affiliated Investor that owns such Investment Property, other than Liens permitted under Section 7.01 or (z) any of the Equity Interests of the Affiliated Investor that owns such Investment Property (or any direct or indirect Subsidiary of the Borrower that owns Equity Interests of such Affiliated Investor), including any right to receive distributions or other amounts in respect of such Equity Interests, other than Liens permitted under Section 7.01(a) or (b).

(xiii)    The Administrative Agent and the Lenders shall have received an Availability Certificate presenting the Borrower’s computation of Availability after giving effect to the inclusion of such Investment Property in the Borrowing Pool, together with the items set forth in clauses (i) through (vi) of Section 6.02(f).

(xiv)    The Administrative Agent and the Lenders shall have received a copy of the limited liability company operating agreement, partnership agreement, bylaws or other similar organizational documents of the Affiliated Investor who owns such Investment Property and each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Affiliated Investor, which organizational documents shall be (x) in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that organizational documents substantially in the form of the Organization Documents attached as Exhibit I hereto are satisfactory to the Administrative Agent) and (y) certified by a Responsible Officer of the Borrower as being true, correct and complete.

(xv)    The Administrative Agent shall have received such additional information regarding such Investment Property as reasonably requested by the Administrative Agent (on behalf of itself or any Lender).

(c)        Removal of Investment Properties from the Borrowing Pool as a Result of Failure to Satisfy Borrowing Pool Eligibility Criteria.  If, following the inclusion of any Investment Property in the Borrowing Pool (i) such Investment Property at any time fails to satisfy any of the Borrowing Pool Eligibility Criteria set forth in Section 2.18(b)(iii) through (xii) or (ii) the Administrative Agent determines that any event or circumstance has occurred with respect to such Investment Property that the Administrative Agent reasonably determines to be materially adverse to such Investment Property or the applicable Affiliated Investor and, in each case, such failure, event or circumstance is not cured within 30 days after notice to the Borrower from the Administrative Agent, then following such period such Investment Property shall immediately be removed from the Borrowing Pool. In addition, in the event that the minimum aggregate occupancy for all Investment Properties included in the Borrowing Pool at any time is less than 80% (determined on a percentage square feet occupied basis), Investment Properties that are partially or fully vacant but still producing rental income and that otherwise satisfy the other Borrowing Pool Eligibility Criteria will be removed from the Borrowing Pool to the extent necessary to cause the occupancy rate for all Eligible Investment Properties included in the Borrowing Pool calculated on an aggregate basis to equal at least 80%. The Administrative Agent shall promptly provide the Borrower and the Lenders with notice of any such removal pursuant to the prior two sentences. If, after giving effect to any such removal of the applicable Investment Property from the Borrowing Pool, the Total Revolving Credit Outstandings exceed the least of (i) Borrowing Base Amount at such time, (ii) the Mortgageability Amount at such time and (iii) the Aggregate Commitments at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess in the manner specified in Section 2.05(b)(ii).

(d)        Removal of Investment Properties Included in the Borrowing Pool by the Borrower.  An Investment Property may be removed from the Borrowing Pool by the Borrower upon the completion of the following conditions precedent to the satisfaction of the Administrative Agent:

(i)      The Borrower shall have delivered to the Administrative Agent and the Lenders on or prior to the date that is ~~five~~two (~~5~~ 2) Business Days prior to the date on which such release is to be effected, a written notice of its desire to remove such Investment Property from the Borrowing Pool (a “Borrowing Pool Release Notice”).

(ii)     ~~If the release of such Investment Property from the Borrowing Pool occurs on or prior to the first anniversary of the Closing Date, then after giving pro forma effect to the release of such Investment Property from the Borrowing Pool, the aggregate amount of Capped Values from all Investment Properties released from the Borrowing Pool since the Closing Date (other than Substituted Investment Properties) shall not exceed forty five percent (45%) of the Aggregate Capped Value on the Closing Date.~~[Intentionally omitted].

(iii)    On or before the date that is two (2) Business Days prior to the date of the proposed release, the Borrower shall have submitted to the Administrative Agent and the Lenders a certificate executed by a Responsible Officer of the Borrower certifying to the Administrative Agent and the Lenders ~~(x)~~ that immediately after giving effect to such release, no Default has occurred and is continuing ~~and (y) a calculation showing compliance with Section 2.18(d)(ii), if applicable~~.

(iv)    On or before the date that is two (2) Business Days prior to the date of the proposed release, the Borrower shall have submitted to the Administrative

Agent and the Lenders an Availability Certificate (together with the items set forth in clauses (i) through (vi) of Section 6.02(f)) giving pro forma effect to the proposed release of such Investment Property from the Borrowing Pool. If, after giving effect to the proposed release of such Investment Property from the Borrowing Pool, the Total Revolving Credit Outstandings would exceed the least of (x) the Borrowing Base Amount at such time, (y) the Mortgageability Amount at such time and (z) the Aggregate Commitments at such time, the Borrower shall, simultaneously with or prior to the consummation of such release, prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess in the manner specified in Section 2.05(b)(ii).

(e)        Substitution of Investment Property Included in the Borrowing Pool.  The Borrower may substitute an Investment Property included in the Borrowing Pool (such Investment Property being referred to herein as a “Substituted Investment Property”) with another Eligible Investment Property (such Investment Property being referred to herein as a “Replacement Investment Property”) upon the completion of the following conditions precedent to the satisfaction of the Administrative Agent:

(i)        The Borrower shall have delivered to the Administrative Agent and the Lenders on or prior to the date that is five (5) Business Days prior to the date on which such substitution is to be effected, a written notice of its desire to substitute such Substituted Investment Property with such Replacement Investment Property, together with the items required in clauses (x), (y) and (z) of the definition of Borrowing Pool Inclusion Request with respect to such Replacement Investment Property.

(ii)       Such Replacement Property shall satisfy all of the Borrowing Pool Eligibility Criteria (other than clause (i) thereof).

(iii)      On or before the date that is two (2) Business Days prior to the date of the proposed substitution, the Borrower shall have submitted to the Administrative Agent and the Lenders a certificate executed by a Responsible Officer of the Borrower certifying to the Administrative Agent and the Lenders that immediately after giving effect to such substitution, no Default has occurred and is continuing.

(iv)      On or before the date that is two (2) Business Days prior to the date of the proposed substitution, the Borrower shall have submitted to the Administrative Agent and the Lenders an Availability Certificate (together with the items set forth in clauses (i) through (vi) of Section 6.02(f)) giving pro forma effect to the proposed substitution. After giving effect to the proposed substitution, the Total Borrowing Outstandings shall not exceed the least of (x) the Borrowing Base Amount at such time, (y) the Mortgageability Amount at such time and (z) the Aggregate Commitments at such time.

(f)         Defeasance Properties.

(i)        On the Closing Date, the Borrower shall deposit $71,116,425.63 (the “Defeasance Escrow Deposit”) with the Defeasance Escrow Agent, which deposit shall be held by the Defeasance Escrow Agent in accordance with the terms and conditions of the Defeasance Escrow Agreements. The Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in all of its right, title and interest in and to the Defeasance Escrow Deposit and the Defeasance Escrow Agreements.

(ii)       If, within three (3) Business Days following the Closing Date, (x) all Indebtedness that is secured by a Lien on any Defeasance Property has not been defeased in full (solely with proceeds of the Defeasance Escrow Deposit released to or on behalf of the Borrower by the Defeasance Escrow Agent, or any securities or other property purchased therefrom) and (y) all Liens securing such Indebtedness have not been terminated and released, in each case pursuant to documentation reasonably satisfactory to the Administrative Agent, then such Defeasance Property shall automatically be removed from the Borrowing Pool (without any further action on the part of the Administrative Agent or any other Person). If, after giving effect to any such removal of a Defeasance Property from the Borrowing Pool, the Total Revolving Credit Outstandings exceed the least of (i) Borrowing Base Amount at such time, (ii) the Mortgageability Amount at such time and (iii) the Aggregate Commitments at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess, less any amount in respect of the Defeasance Escrow Deposit received by the Administrative Agent from the Defeasance Escrow Agent in accordance with the terms of the Defeasance Escrow Agreements that has not previously been applied by the Administrative Agent to repay Obligations. Any such prepayment shall be applied in the manner specified in Section 2.05(b)(ii).

2.19.    Supplemental Tranches.

(a)        The Borrower may from time to time request (each such request, a “Supplemental Tranche Request”) certain Lenders to provide one or more supplemental tranches for Loans in an amount of at least $10,000,000 (or such lesser amount as the Administrative Agent may reasonably agree) per tranche in a currency (a “Supplemental Currency”) that is not included as an Alternative Currency at the time of such Supplemental Tranche Request (each such new tranche, a “Supplemental Tranche”), provided that Lenders providing Supplemental Tranche Commitments with respect to such Tranche shall be obligated to make Loans pursuant to Section 2.01(c) in Dollars, Euro, Sterling, Yen and the Supplemental Currency. Each Supplemental Tranche Request shall be made in the form of an addendum substantially in the form of Exhibit L (a “Supplemental Addendum”) and sent to the Administrative Agent and shall set forth (i) the proposed Supplemental Currency, (ii) whether there will be an increase in Commitments and/or a reallocation of unused Commitments in connection with the creation of such Supplemental Tranche, the Tranche that will be reduced as a result of any such reallocation (such Tranche, the “Affected Tranche”) and the amount of such increase and/or reallocation and (iii) the other matters set forth on the form of Supplemental Addendum. As a condition precedent to the addition of a Supplemental Tranche to this Agreement: (i) each Lender providing a Supplemental Tranche Commitment with respect to the applicable Supplemental Tranche must be able to make Loans in the Supplemental Currency in accordance with applicable laws and regulations, (ii) each Lender providing a Supplemental Tranche Commitment with respect to such Supplemental Tranche, the Required Lenders and the Administrative Agent must execute the requested Supplemental Addendum, (iii) the Borrower and each other Loan Party shall execute the Supplemental Addendum and (iv) any other documents or certificates that shall be reasonably requested by the Administrative Agent in connection with the addition of the Supplemental Tranche shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. Subject to the provisions of Section 2.15 and this Section 2.19, each Supplemental Tranche shall be committed to by Lenders pursuant to (x) an increase in Commitments pursuant to Section 2.15 or (y) reallocations of unused Commitments to the applicable Supplemental Tranche from the Affected Tranche as directed by the Borrower in consultation with the Administrative Agent, (but without any additional approval from any Lender with a Commitment under the Affected Tranche, such Lender’s sole right to approve or consent to any such reallocation being its right to determine whether to participate, or not to participate, in the applicable Supplemental Tranche); provided that in no event shall any reallocation cause the Commitments of any Tranche to be less than the portion of the Outstanding Amount then allocable to such Tranche. No Lender shall be obligated to make a Supplemental Tranche Commitment and a Lender may agree to do so in its sole discretion. If a Supplemental Tranche Request is accepted in accordance with this Section 2.19, the Administrative Agent and the Borrower shall determine the effective date of such Supplemental Tranche (the “Supplemental Tranche Effective Date”), the final allocation of such Supplemental Tranche and any other terms of such Supplemental Tranche. The Administrative Agent shall promptly distribute a revised Schedule 2.01 to each Lender reflecting such new Supplemental Tranche and any related increase and/or reallocation and notify each Lender of the Supplemental Tranche Effective Date. This Section shall supersede any provisions in 10.01 to the contrary to the extent necessary to give effect to this Section 2.19.

(b)      After giving effect to any reallocation of unused Commitments to the applicable Supplemental Tranche from the Affected Tranche, the outstanding Loans of the Affected Tranche might not be held pro rata in accordance with the new Commitments under the Affected Tranche. In order to remedy the foregoing, on the Supplemental Tranche Effective Date, the Lenders shall, as determined by the Administrative Agent, make advances among themselves (through the Administrative Agent) so that after giving effect thereto the Outstanding Amount then allocable to the Affected Tranche will be held by the Lenders of the Affected Tranche on a pro rata basis in accordance with each such Lender’s Commitment under the Affected Tranche (after giving effect to the Commitment reallocation) and, in such event, the Borrower shall pay to the applicable Lenders any amounts payable in respect thereof in accordance with Section 3.05 (with any reduction in Loans of any Lender pursuant to this Section 2.19 being deemed a prepayment for purposes of Section 3.05). Each Lender agrees to wire on the Supplemental Tranche Effective Date immediately available funds to the Administrative Agent in accordance with this Agreement in such amounts as may be required by the Administrative Agent in connection with the foregoing. Notwithstanding the provisions of Section 10.06, the advances so made by any Lender under this Section 2.19(b) shall be deemed to be a purchase of a corresponding amount of the Loans from the applicable Lender or Lenders which hold Loans in excess of their pro rata share of the aggregate outstanding Loans under the Affected Tranche and shall not be considered an assignment for purposes of Section 10.06.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.     Taxes.

(a)      Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes unless required by applicable Laws. If applicable Laws require the applicable withholding agent to withhold or deduct any Indemnified Taxes (including Other Taxes) from any payment, then (A) the applicable withholding agent shall withhold or make such deductions, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws, and (C) the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or all required deductions (including deductions applicable to additional sums payable under this Section) have been made, the Administrative Agent, each affected Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)      Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the relevant Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)      Tax Indemnifications.  (i)  Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this

Section) paid by the Administrative Agent or such Lender, as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)        To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of subsection (a) or (b) above, if any Governmental Authority asserts a claim that the Borrower or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Borrower or the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then each Lender shall, and does hereby, indemnify and hold harmless the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent), whether or not such Tax was correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)        Evidence of Payments.  As soon as practicable, after any payment of Indemnified Taxes or Other Taxes paid by a Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)        Status of Lenders.  Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i)        Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)       Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(I)        two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(II)       two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(III)      in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit K (any such certificate a

“United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(IV)       to the extent a Lender is not the beneficial owner (for example, where such Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of such Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that if such Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)), or

(V)        any other form prescribed by applicable requirements of U.S. federal income tax Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f)        Treatment of Certain Refunds.  Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any Taxes payable by the Administrative Agent or Lender), provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties (other than those stated to be imposed as a result of the gross negligence or willful misconduct of the Administrative Agent or such Lender), interest or other charges imposed by the relevant Governmental Authority to Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person or to file for or otherwise pursue on behalf of any Loan Party any refund of any Indemnified Taxes or Other Taxes.

(g)      Payments made by Administrative Agent.  For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.

(h)      Lender treated as Partnership.  If any Lender is treated as partnership for purposes of an applicable Indemnified Tax or Other Tax, any withholding made by such Lender shall be treated as if such withholding had been made by the Borrower or the Administrative Agent.

(i)       L/C Issuer and Swing Line Lenders.  For purposes of this Section 3.01, the term “Lender” shall include the L/C Issuer and the Swing Line Lender.

3.02.    Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the ~~Eurodollar Rate~~Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the ~~Eurodollar~~Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the ~~London~~applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar~~Eurocurrency Rate Loans ~~or~~in the affected currency or currencies, or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to ~~Eurodollar~~Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurodollar~~Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar~~Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all ~~Eurodollar~~Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar~~Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar~~Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~Eurodollar~~Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~Eurodollar~~Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the ~~Eurodollar~~Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03.        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a ~~Eurodollar~~Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) ~~Dollar~~ deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the ~~London~~applicable offshore interbank ~~eurodollar~~ market for such currency for the applicable amount and Interest Period of such ~~Eurodollar~~Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the ~~Eurodollar~~Eurocurrency Rate for any requested Interest Period with respect to a proposed ~~Eurodollar~~Eurocurrency Rate Loan (whether in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the ~~Eurodollar~~Eurocurrency Rate for any requested Interest Period with respect to a proposed ~~Eurodollar~~Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain ~~Eurodollar~~Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the ~~Eurodollar~~Eurocurrency Rate component of the Base Rate, the utilization of the ~~Eurodollar~~Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurodollar~~Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount (or Dollar Equivalent thereof) specified therein.

3.04.    Increased Costs; Reserves on ~~Eurodollar~~Eurocurrency Rate Loans.(a)

(a)        Increased Costs Generally.  If any Change in Law shall:

(i)        impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority, the Japanese Central Bank or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii)       result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iii)      ~~(ii)~~ impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or ~~Eurodollar~~Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

—         and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the ~~Eurodollar~~Eurocurrency Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)       Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)        Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)        Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)        Reserves on ~~Eurodollar~~Eurocurrency Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each ~~Eurodollar~~Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05.    Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)        any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)        any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

(c)        any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)         ~~(c)~~ any assignment of a ~~Eurodollar~~Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

—          including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

—          For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each ~~Eurodollar~~Eurocurrency Rate Loan made by it at the ~~Eurodollar~~Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the ~~London~~offshore interbank ~~eurodollar~~ market for a comparable amount and for a comparable period, whether or not such ~~Eurodollar~~Eurocurrency Rate Loan was in fact so funded.

A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section and delivered to the Borrower shall be conclusive absent manifest error.

3.06.    Mitigation Obligations; Replacement of Lenders.

(a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)      Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

3.07.    Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.    Conditions of Effectiveness. The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make the initial Credit Extensions hereunder on the Closing Date are subject to satisfaction of the following conditions precedent:

(a)      The Administrative Agent’s receipt of the following, each of which shall be originals, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer or a duly authorized officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)        executed counterparts of this Agreement and the Guaranty Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)       a Note duly executed by the Borrower in favor of each Lender requesting a Note;

(iii)      the Pledge Agreement, duly executed by each Loan Party that is a party thereto, together with:

(A)      certificates or instruments representing the Certificated Securities (as defined in the Pledge Agreement) accompanied by all endorsements and/or powers required by the Pledge Agreement,

(B)      evidence that all proper financing statements have been or contemporaneously therewith will be duly filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent reasonably may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement,

(C)      completed requests for information listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements, and

(D)      evidence that all other actions, recordings and filings that the Administrative Agent reasonably may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement have been taken (including receipt of duly executed payoff letters and UCC-3 terminations, if any);

(iv)       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)        such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)     favorable opinions of Clifford Chance US LLP and Reed Smith LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

19.      (vii)    [Intentionally Omitted];

(viii)   [Intentionally Omitted];

(ix)      a certificate of a Responsible Officer of the REIT either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(x)      a certificate signed by a Responsible Officer of the REIT (A) certifying that (1) the conditions specified in this Section 4.01 have been satisfied (other than those conditions contingent upon the satisfaction of the Administrative Agent and/or the Lenders with respect to certain items received by them under this Section 4.01) and (2) no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (B) attaching copies of the operating agreements, partnership agreements or other applicable organizational documents of each Person whose Equity Interests are included in the Collateral, which organizational documents shall be in form and substance reasonably satisfactory to the Administrative Agent;

(xi)      an Availability Certificate duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, together with the items set forth in clauses (i) through (vi) of Section 6.02(f);

(xii)     a Solvency Certificate from the REIT certifying that each Loan Party is Solvent after giving effect to the Merger and the Credit Extensions to occur on the Closing Date;

(xiii)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect (and the amount, types and terms and conditions of all such insurance shall be satisfactory to the Administrative Agent), together with the certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured under each policy of liability insurance maintained with respect to all of the Initial Eligible Investment Properties;

(xiv)      the financial statements referenced in Sections 5.05(a), (b) and (d);

(xv)       a certified copy of the Acquisition Documents, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request;

(xvi)      the Defeasance Escrow Agreements, duly executed by each of the parties thereto;

(xvii)     certified copy of a certificate of merger or other confirmation reasonably satisfactory to the Lenders of the consummation of the Merger from the Secretary of State of the State of Maryland;

(xviii)     evidence satisfactory to the Administrative Agent and the Lenders that the initial Credit Extensions hereunder in connection with the Merger and the application of the proceeds thereof do not violate any of the regulations of the FRB (including, without limitation, Regulation U of the FRB); and

(xix)      such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b)        (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

20.        (c)      [intentionally omitted]

(d)        There shall not have occurred since December 31, 2010 any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(e)        Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the Closing Date, plus such reasonable additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(f)      The Merger Agreement shall be in full force and effect.

(g)      The Merger shall have been consummated strictly in accordance with the terms of the Merger Agreement, without any material waiver or amendment not consented to by the Lenders of any term, provision or condition set forth therein, and in compliance with all applicable requirements of Law.

(h)      The Administrative Agent shall have received true and complete copies of the Merger Agreement and each agreement, certificate, instrument, letter or other document related thereto (including in each case each exhibit, schedule, annex or attachment thereto) (the “Acquisition Documents”), and all representations and warranties of the REIT, the Borrower, W.P. Carey & Co. LLC and CPA®:14 set forth in the Merger Agreement shall have been true and correct in all material respects (or, to the extent any such representation and warranty is by its terms qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of the time such representations and warranties were made, and all such representations and warranties shall be true and correct in all material respects (or, to the extent any such representation and warranty is by its terms qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, to the extent any such representation and warranty is by its terms qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.

—        Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02.    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type, or a continuation of ~~Eurodollar~~Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)      The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the proposed Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(b)      No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;

(c)      The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;

(d)      No Material Adverse Effect shall have occurred; ~~and~~

(e)      After giving effect to the proposed Credit Extension, the Total Revolving Credit Outstandings shall not exceed the least of (i) the Borrowing Base Amount at such time, (ii) the Mortgage ability Amount at such time and (iii) the Aggregate Commitments at such time; and

(f)      In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Revolving Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type or a continuation of ~~Eurodollar~~Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b), (d) and (e) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower and each Parent Guarantor each represents and warrants to the Administrative Agent and the Lenders that:

5.01.    Existence, Qualification and Power.  Each Loan Party, and each of its Subsidiaries, (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization except, solely in the case of a Subsidiary of the REIT that is not a Loan Party, to the extent that the failure of such Subsidiary to be duly organized or formed and in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and Acquisition Documents to which it is a party, grant the Liens granted by such Loan Party pursuant to the Collateral Documents and consummate the Merger and the transactions contemplated by the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02.    Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of, and the consummation by each Loan Party of the transactions contemplated by, each Loan Document and Acquisition Document to which such Person is a party, and the granting by each Loan Party of the Liens granted by it pursuant to the Collateral Documents, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03.    Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Acquisition Document, or for the consummation of the Merger or the transactions contemplated by the Loan Documents, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All applicable waiting periods in connection with the Merger have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Merger or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Merger has been consummated in accordance with the Merger Agreement and applicable Law.

5.04.    Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05.    Financial Statements; No Material Adverse Effect.

(a)      The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Consolidated Group and of CPA®:14 and its Consolidated Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)      The unaudited consolidated balance sheets of the Consolidated Group and of CPA®:14 and its Consolidated Subsidiaries, each dated September 30, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Consolidated Group and of CPA®:14 and its Consolidated Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)      Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)      The consolidated pro forma balance sheet of the Consolidated Group as at September 30, 2010, and the related consolidated pro forma statements of income and cash flows of the Consolidated Group for the nine months then ended, certified by the chief financial officer or treasurer of the REIT, copies of which have been furnished to each Lender, fairly present the consolidated pro forma financial condition of the Consolidated Group as at such date and the consolidated pro forma results of operations of the Consolidated Group for the period ended on such date, in each case giving effect to the Merger, all in accordance with GAAP

5.06.    Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of either of the Parent Guarantors or the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any

Governmental Authority, by or against the REIT or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, the Merger Agreement, the Merger or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07.    No Default.  Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08.    Ownership of Property; Liens.  Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09.    Environmental Compliance.

(a)       The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law in connection with the initial acquisition of an Investment Property and any subsequent refinancing of an Investment Property, and as a result thereof the Parent Guarantors and the Borrower have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)       To the knowledge of the Borrower and the Parent Guarantors, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property currently owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on, at or in any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been Released on, at, under or from any property currently owned or operated by any Loan Party or any of its Subsidiaries in violation of applicable Environmental Law, in each case with respect to items (i), (ii), (iii) or (iv) in a manner, form or amount which could reasonably be expected to result in a Material Adverse Effect.

(c)      To the knowledge of the Borrower and the Parent Guarantors, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except such investigations or actions which could not reasonably be expected to result in a Material Adverse Effect.

(d)      To the knowledge of the Borrower and the Parent Guarantors, the Loan Parties and their respective Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance in all material respects with all applicable Environmental Laws; (ii) hold or have required in the respective leases of an Investment Property the applicable tenant to hold all Environmental Permits required for any of such tenant’s current operations or for any Investment Property that is included in the Borrowing Pool; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) to the extent within the control of the Loan Parties and their respective Subsidiaries, each of their tenants’ Environmental Permits will be timely renewed and complied with, any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense to any Loan Party or Subsidiary thereof, and compliance with any Environmental Law that is applicable to any of them will be timely attained and maintained, without material expense to any Loan Party or Subsidiary thereof.

5.10.    Insurance.  The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the REIT, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.

5.11.    Taxes.  Each Loan Party, and each of its Subsidiaries, has timely filed all federal, state and other material tax returns and reports required to be filed, and has timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that, if made, could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement. Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

5.12.    ERISA Compliance.

(a)      Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Parent Guarantors and the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)      There are no pending or, to the best knowledge of the Parent Guarantors and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)      Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the REIT nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the REIT nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such Plan to drop below 60% as of the most recent valuation date; (iii) neither the REIT nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the REIT nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)      Neither the REIT nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan or Multiemployer Plan other than those listed on Schedule 5.12(d) hereto.

5.13.    Subsidiaries; Equity Interests; Loan Parties.  As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except (i) in the case of Equity Interests of the Borrower or a Guarantor, those permitted under Section 7.01(a), (b) or (i) and (ii) in the case of Equity Interests of any Subsidiary of the REIT other than the Borrower or a Guarantor, those permitted under Section 7.01. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and non-assessable. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its chief executive office and principal place of business, the type of organization it is and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(v) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14.    Margin Regulations; Investment Company Act.

(a)      The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)      None of the REIT, any Person Controlling the REIT, or any Subsidiary of the REIT is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15.    Disclosure.  The Parent Guarantors and the Borrower have disclosed to the Administrative Agent and the Lenders all corporate or other restrictions to which they or any of their respective Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that, with respect to projected financial information, the Parent Guarantors and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16.    Compliance with Laws.  Each Loan Party, and each Subsidiary thereof, is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17.    Taxpayer Identification Number.  Each Loan Party’s true and correct U.S. taxpayer identification number (or the equivalent thereof, in the case of a Loan Party that is not organized under the laws of the United States, any State thereof or the District of Columbia) is set forth on Schedule 10.02.

5.18.    Intellectual Investment Property; Licenses, Etc.  Each Loan Party, and each of its Subsidiaries, owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its businesses, without conflict with the rights of any other Person, in each case except as could not reasonably be expected to have a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except as could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Parent Guarantors and the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19.    Solvency.  Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.20.    Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21.    Labor Matters.  There are no collective bargaining agreements covering the employees of any Loan Party or any of its Subsidiaries or any ERISA Affiliates as of the Closing Date.

5.22.    Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23.    Anti-Money Laundering and Economic Sanctions Laws.

(a)      No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of any applicable Anti-Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(b)      No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c)      Except as otherwise authorized by OFAC, no Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

5.24.     REIT Status.  Each of the REIT and the Borrower is qualified as a Real Estate Investment Trust.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the REIT shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Subsidiaries to:

6.01.    Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)      as soon as available, but in any event within 90 days after the end of each fiscal year of the REIT (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ending December 31, 2011, a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)      as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the REIT (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ending June 30, 2011), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the REIT’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the REIT’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures as of the end of and for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the REIT as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

—        As to any information contained in materials furnished pursuant to Section 6.02(c), the REIT shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the REIT to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02.    Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)      concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the REIT (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)      promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equityholders of the REIT, the Operating Partnership or the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered pursuant hereto;

(c)      promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Recourse Indebtedness of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant to Section 6.01 or any other clause of this Section 6.02;

(d)      promptly, and in any event within five Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party;

(e)      promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(f)      concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), or more frequently if requested by the Administrative Agent upon the occurrence and during the continuance of a Default, an Availability Certificate, together with a calculation (certified by a Responsible Officer of the Borrower) of (i) the aggregate Investment Property Net Operating Income from Eligible Investment Properties that are lodging, cinema, self-storage or other properties that are not office, retail or industrial properties as a percentage of the aggregate Investment Property Net Operating

Income of all Eligible Investment Properties, (ii) the Investment Property Net Operating Income of each Eligible Investment Property as a percentage of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties, (iii) the Investment Property Net Operating Income from Eligible Investment Properties subject to Eligible Ground Leases as a percentage of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties, (iv) the Investment Property Net Operating Income from Eligible Investment Properties located outside of the United States or Canada as a percentage of the aggregate Investment Property Net Operating Income of all Eligible Investment Properties, (v) Aggregate Capped Value and (vi) the percentage of the aggregate occupancy for all Investment Properties included in the Borrowing Pool (determined on a percentage square feet occupied basis); and

(g)      promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the REIT posts such documents, or provides a link thereto on the REIT’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the REIT’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the REIT shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the REIT to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the REIT shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the REIT with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower and each Parent Guarantor hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the REIT or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Borrower and each Parent Guarantor hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03.    Notices.  Promptly notify the Administrative Agent and each Lender:

(a)      of the occurrence of any Default;

(b)      of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following that could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)      of the occurrence of any ERISA Event; or

(d)      of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the REIT setting forth details of the occurrence referred to therein and stating what action the REIT and the other Loan Parties have taken and/or propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04.    Payment of Obligations.  (a) Pay and discharge as the same shall become due and payable (i) all federal, state and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the REIT or such Subsidiary; (ii) all lawful material claims which, if unpaid, would by law become a Lien (other than a Lien permitted under Section 7.01) upon its property; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent that the failure to pay such Indebtedness would not constitute an Event of Default under Section 8.01(e); and (b) timely file all material tax returns required to be filed.

6.05.    Preservation of Existence, Etc.  (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 or 7.05 or (ii) solely in the case of a Subsidiary of the Borrower that is not a Loan Party, the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06.    Maintenance of Properties.  (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry for similar facilities in similar locations in the operation and maintenance of its facilities, except in the case of clauses (a), (b) and (c) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07.    Maintenance of Insurance.  Maintain or cause to be maintained with financially sound and reputable insurance companies not Affiliates of the REIT, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance that is maintained by the REIT and its Subsidiaries shall to the extent relating to Eligible Investment Properties included in the Borrowing Pool, name the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance). The Borrower shall provide the Administrative Agent prompt (or prior, to the extent practicable) written notice of the termination, lapse or cancellation of any insurance in which the Administrative Agent is required to be named as an additional insured pursuant to this Section 6.07.

6.08.    Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09.    Books and Records.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the REIT or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the REIT or such Subsidiary, as the case may be.

6.10.    Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, provided that except as provided in the following proviso the Borrower shall not be obligated to reimburse the Administrative Agent or any Lender (or any representative thereof) for more than one visit, inspection or examination conducted during any fiscal year of the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11.    Use of Proceeds.  Use the proceeds of the Credit Extensions solely ~~to finance in part the acquisition of CPA®:14 by the REIT by funding the cash elections made by CPA®:14 shareholders pursuant to the Merger, to repay certain property level indebtedness and for~~for working capital and general corporate purposes, including to fund investment in existing and to-be-acquired properties (including mortgages and interests in partnerships and other entities), in each case not in contravention of any Law or of any Loan Document.

6.12.    Additional Collateral; Additional Loan Parties.

(a)      Additional Collateral.    With respect to (i) any property acquired after the Closing Date that is intended to be subject to the Lien created by any of the Collateral Documents but is not so subject and (ii) any Affiliated Investor who owns an Investment Property that is included in the Borrowing Pool after the Closing Date, promptly (and in any event within 20 days after such acquisition or the inclusion of such Investment Property in the Borrowing Pool, as applicable) (i) cause the owner of such property (or, in the case of a Subsidiary of the Borrower that, directly or indirectly, owns any Equity Interests of an Affiliated Investor whose Investment Property is included in the Borrowing Pool, such Subsidiary) to execute a joinder to the Pledge Agreement, in form and substance reasonably satisfactory to the Administrative Agent), (ii) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property (or, in the case of an Affiliated Investor whose Investment Property is included in the Borrowing Pool after the Closing Date, all of the Equity Interests held by the Borrower or any of its Subsidiaries, directly or indirectly, in such Affiliated Investor) subject to no Liens other than Liens permitted under clauses (a) and (b) of Section 7.01, (iii) deliver to the Administrative Agent (x) the items referenced in Sections 4.01(a)(iii), (iv) and (v), with respect to the owner of such property or the direct and indirect owners of Equity Interests of such Affiliated Investor, as applicable, and (y) a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning the owner of such property or the direct and indirect owners of Equity Interests of such Affiliated Investor, as applicable, and the Loan Documents as the Administrative Agent may reasonably request and (iv) take all actions necessary to cause such Lien to be duly perfected in accordance with all applicable Laws, including, without limitation, the delivery of the certificates (if any) representing Equity Interests (together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests) and the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent; provided, that notwithstanding the foregoing, neither the Borrower nor any Subsidiary thereof shall be required to pledge (i) more than 66% of the total voting power of all outstanding Voting Equity Interests of any Subsidiary that is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) to the extent the pledge of a greater percentage of such Voting Equity Interests would result in adverse tax consequences to the Borrower and (ii) any of the Voting Equity Interests of any Second-Tier CFC to the extent that a pledge of such Voting Equity Interests would result in adverse tax consequences to the Borrower. The Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such properties.

(b)      Additional Guarantors.  With respect to (i) any Person that becomes a Subsidiary of the REIT after the Closing Date (other than any such Subsidiary (x) which, when taken together with all other Subsidiaries of the REIT that are not Guarantors, is an Immaterial Subsidiary, (y) that is an Excluded Subsidiary or (z) that is a Foreign Subsidiary), (ii) any Subsidiary of the Borrower that ceases to be an Immaterial Subsidiary or Excluded Subsidiary after the Closing Date for a period of more than 90 days, (iii) any Subsidiary of the Borrower that owns any Investment Property that is included in the Borrowing Pool after the Closing Date and/or (iv) any Subsidiary of the Borrower that owns, directly or indirectly, any Equity Interests of any Affiliated Investor that owns an

Investment Property that is included in the Borrowing Pool after the Closing Date, within 20 days after such time that such Person becomes a Subsidiary (other than an Immaterial Subsidiary or an Excluded Subsidiary) or ceases to be an Immaterial Subsidiary or Excluded Subsidiary or such Investment Property is included in the Borrowing Pool, as applicable, (w) cause such Person to execute a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, (x) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent the items referenced in Section 4.01(a)(iv) and (v) with respect to such Person, (y) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent a favorable opinion of counsel to such Person (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning such Person and the Loan Documents as the Administrative Agent may reasonably request and (z) provide the Administrative Agent with the U.S. taxpayer identification for such Person (or the equivalent thereof, in the event such Person is not organized under the laws of the United States, any State thereof or the District of Columbia).

6.13.    Compliance with Environmental Laws.  Comply in all material respects with all applicable Environmental Laws and Environmental Permits held by it; obtain and renew, or require the applicable tenant to obtain and renew, all Environmental Permits necessary for its operations; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action required under and in material compliance with Environmental Law necessary to remediate all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, however, that the Loan Parties and their Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14.    [Intentionally omitted].

6.15.    Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16.    Maintenance of REIT Status.  Each of the REIT and the Borrower will at all times continue to be (i) qualified as a “REIT” as defined in Section 856 of the Code and (ii) entitled to a dividends paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120-REIT filed with the U.S. Internal Revenue Service for such year.

6.17.    Information Regarding Collateral.

Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number (or equivalent thereof) or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than ten Business Days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

6.18.    Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each Material Contract in full force and effect and, enforce each Material Contract in accordance with its terms, except, in any case, where (x) the Borrower or such Subsidiary determines in its reasonable business judgment that it will agree to a workout, deliver a deed-in-lieu or allow such Material Contract to expire or that it will not enforce such Material Contract, or (y) the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect

6.19.    Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all material leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, in any case, where (x) the Borrower or such Subsidiary determines in its reasonable business judgment that it will allow such lease to lapse or be terminated, or (y) the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the REIT shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

7.01.    Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names any Loan Party or any of its Subsidiaries as debtor (or authorize the filing of any such financing statement), or assign any accounts or other right to receive income, other than the following:

(a)      Liens pursuant to any Loan Document;

(b)      Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)      carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)      pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(e)      deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)      easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(g)      Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(h)      Liens securing Indebtedness permitted under Section 7.02(c) or (d); provided that (i) such Liens do not at any time encumber any Collateral or any Investment Property included in the Borrowing Pool (or any income therefrom), (ii) such Liens do not encumber any property other than the property financed by such Indebtedness and any assets, rights or interests related thereto and (iii) the Indebtedness secured thereby does not exceed the cost or fair market value (as determined by the holder of the Indebtedness secured by such Lien on the date of the incurrence thereof), whichever is lower, of the property being acquired on the date of acquisition;

(i)      Liens on any Defeasance Property (or on the Equity Interests of the Affiliated Investor that owns such Defeasance Property, or such Affiliated Investor’s direct or indirect parent (other than the REIT, the Operating Partnership or the Borrower) provided that such direct or indirect parent does not (A) own an Investment Property included in the Borrowing Pool or (B) directly or indirectly own any Equity Interests of another Affiliated Investor that owns an Investment Property included in the Borrowing Pool) on the Closing Date securing Indebtedness permitted under Section 7.02(d); provided that (i) such Liens do not encumber any property other than such Defeasance Property and such Equity Interests and any assets, rights or interests related thereto and (ii) on or prior to the third Business Day following the Closing Date, either (x) all such Liens on such Defeasance Property and Equity Interests are terminated and all Indebtedness secured thereby is defeased in full or (y) such Defeasance Property is removed from the Borrowing Pool and all payments required to made to the Administrative Agent under Section 2.18(f) in connection therewith have been made; and

(j)      Liens on any property owned solely by an Excluded Subsidiary; provided, that such Liens are permitted to exist on such property under the terms and provisions of the documentation evidencing or governing all Non-Recourse Indebtedness of such Excluded Subsidiary;

provided, that notwithstanding the foregoing clauses of this Section 7.01, in no event shall any Liens (other than Liens permitted by clauses (a), (b), (c), (f) and (i) above) encumber any of the Collateral or any of the Investment Properties included in the Borrowing Pool (or any income therefrom).

7.02.    Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)      the Obligations (other than Obligations arising under Secured Hedge Agreements);

(b)      obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments to the defaulting party on outstanding transactions;

(c)      Recourse Indebtedness of the REIT and its Subsidiaries (other than Indebtedness under the Loan Documents) owing to Persons that are not members of the Consolidated Group in an aggregate outstanding principal amount at any time not to exceed $75,000,000;

(d)      Non-Recourse Indebtedness of the REIT and its Subsidiaries; provided, that after giving pro forma effect to the incurrence thereof, the Loan Parties are in compliance with the financial covenants contained in Section 7.11(a) through (c); and

(e)      intercompany loans and advances to the extent expressly permitted under Section 7.03(b), (h) or (i); provided that all such intercompany Indebtedness owed by any Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent;

provided, that notwithstanding the foregoing clauses of this Section 7.02, in no event shall any Affiliated Investor that owns an Investment Property included in the Borrowing Pool be an obligor with respect to any Indebtedness (other than (x) Indebtedness permitted under clause (a) above and (y) in the case of an Affiliated Investor that owns a Defeasance Property, Indebtedness permitted under clause (c) or (d) above during the period commencing on the Closing Date and ending on the third Business Day thereafter).

7.03.    Investments.  Make or hold any Investments, except:

(a)      Investments held by the REIT or its Subsidiaries in the form of cash or Cash Equivalents;

(b)      Investments of any Loan Party or any Subsidiary thereof in any Loan Party;

(c)      Investments in land holdings so long as, after giving effect to any such Investment, the aggregate amount of Investments made pursuant to this clause (c), taken together with the aggregate amount of Investments made pursuant to clauses (d) and (e) of this Section 7.03, does not at any time exceed 5% of the Total Asset Value at such time;

(d)      Investments (whether originated or acquired by the REIT or a Subsidiary thereof) consisting of commercial mortgage loans and commercial real estate-related notes receivable so long as the aggregate amount of Investments made pursuant to this clause (d), taken together with the aggregate amount of Investments made pursuant to clauses (c) and (e) of this Section 7.03, does not at any time exceed 5% of the Total Asset Value at such time;

(e)      Investments in respect of costs to construct Investment Properties under development so long as the aggregate amount of Investments made pursuant to this clause (e), taken together with the aggregate amount of Investments made pursuant to clauses (c) and (d) of this Section 7.03, does not at any time exceed 5% of the Total Asset Value at such time;

(f)      Investments in income producing Investment Properties not constituting (i) Investments in land holdings, (ii) commercial mortgage loans and commercial real estate-related notes receivable and (iii) Investments in respect of costs to construct Investment Properties under development;

(g)      Investments in Swap Contracts permitted by Section 7.02;

(h)      Investments of the REIT and its Subsidiaries in (x) any Subsidiary not otherwise permitted under this Section 7.03 or (y) any Unconsolidated Affiliate that is a joint venture between one or more members of the Consolidated Group and one or more Carey Affiliates; provided, that in the case of each of clauses (x) and (y), after giving pro forma effect to such Investment the Loan Parties are in compliance with each of the financial covenants contained in Section 7.11;

(i)      Investments of the REIT and its Subsidiaries in any Unconsolidated Affiliate that is a joint venture between one or more members of the Consolidated Group and one or more Persons that are not Carey Affiliates; provided, that the aggregate amount of Investments made by the Loan Parties and their Subsidiaries in such Unconsolidated Affiliates does not at any time exceed 5% of Total Asset Value at such time; and

(j)      warrants referred to in Section 7.06(h).

7.04.    Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)      any Subsidiary of the Borrower may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Borrower, provided that (i) if any Subsidiary Guarantor is merging with another Subsidiary of the Borrower that is not a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person and (ii) if any Subsidiary Guarantor party to the Pledge Agreement is merging with another Subsidiary Guarantor that is not party to the Pledge Agreement, the surviving Subsidiary Guarantor must also be a party to the Pledge Agreement;

(b)      any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary of the Borrower; provided that (i) if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be another Subsidiary Guarantor, (ii) if the transferor is a party to the Pledge Agreement, then the transferee must be a party to the Pledge Agreement and (iii) if the Equity Interests of the transferor constitute Collateral, then the Equity Interests of the transferee must constitute Collateral;

(c)      the Borrower may consummate the Merger and all related transactions described in the Form S-4 of the REIT filed with the SEC in connection with the Merger; and

(d)      Dispositions permitted by Section 7.05(d), (e) or (f) shall be permitted.

7.05.    Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, or, in the case of any Subsidiary of the REIT, issue, sell or otherwise dispose of any of such Subsidiary’s Equity Interests to any Person, except:

(a)      Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)      Dispositions of property by any Subsidiary of the Borrower to another Subsidiary of the Borrower; provided that (i) if the transferor is a party to the Pledge Agreement, then the transferee must be a party to the Pledge Agreement and (ii) if the property subject to such Disposition includes any Collateral, then, after giving effect to such Disposition, such property shall continue to constitute Collateral;

(c)      Dispositions permitted by Section 7.04;

(d)      (i) the Disposition of an Eligible Investment Property included in the Borrowing Pool, but only to the extent that such Investment Property is removed from the Borrowing Pool in accordance with Section 2.18(d) or (e) and (ii) the sale or other Disposition of all, but not less than all, of the Equity Interests of any Subsidiary of the Borrower that owns an Eligible Investment Property included in the Borrowing Pool, but only to the extent that (x) the Investment Property owned by such Subsidiary is removed from the Borrowing Pool in accordance with Section 2.18(d) or (e), and (y) such Subsidiary does not own (1) any Investment Property included in the Borrowing Pool or (2) Equity Interests, directly or indirectly, of any Affiliated Investor that owns any Investment Property included in the Borrowing Pool;

(e)      Dispositions of assets (other than Equity Interests of the Operating Partnership or a Subsidiary thereof) not constituting an Investment Property included in the Borrowing Pool;

(f)      the sale or other Disposition of all, but not less than all, of the issued and outstanding Equity Interests of any Subsidiary of the Borrower that does not own (i) any Investment Property included in the Borrowing Pool or (ii) Equity Interests, directly or indirectly, of any Affiliated Investor that owns any Investment Property included in the Borrowing Pool;

(g)      the issuance, sale or other Disposition of common Equity Interests of the Operating Partnership as consideration for the purchase by a Subsidiary of the REIT of an Investment Property, but solely to the extent that, after giving effect thereto, a Change of Control has not occurred; and

(h)      in connection with a purchase or redemption by the Operating Partnership of Special Membership Interests permitted under Section 7.06(g), the Operating Partnership shall be permitted to reissue the Special Membership Interests to a successor or replacement Eligible Special Membership Interest Holder.

7.06.    Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:

(a)      each Subsidiary of the Borrower and each German Investment Property Owner may make Restricted Payments pro rata to the holders of its Equity Interests;

(b)      the REIT and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)      (i) the REIT and each Subsidiary thereof may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests and (ii) so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing or would result therefrom, the REIT may purchase, redeem or otherwise acquire Equity Interests issued by it pursuant to its regular share redemption program as described in its periodic filings with the SEC;

(d)      the REIT shall be permitted to declare and pay pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto in cash in an amount (excluding the amount of any noncash dividends or distributions made by the REIT in connection with its dividend reinvestment program) for any fiscal year of the REIT equal to the greater of (i) 95% of ~~Adjusted~~Modified

Funds From Operations for such fiscal year and (ii) such amount that will result in the REIT receiving the necessary amount of funds required to be delivered to its equityholders in order for the REIT to maintain its status as a real estate investment trust under the Code;

(e)      the Borrower and the Operating Partnership shall each be permitted to dividend or distribute to the holders of its Equity Interests such amounts as is necessary for the REIT to receive the amount it is entitled to dividend or distribute pursuant to Section 7.06(d);

(f)      On or prior to May 13, 2011, the Borrower shall be permitted to dividend or distribute to the Operating Partnership in the aggregate for all dividends and distributions made in reliance on this clause (g), an amount equal to $534,368,916, and the Operating Partnership shall be permitted to utilize the proceeds thereof to make a contemporaneous dividend or distribution of like amount to the REIT, provided that such proceeds are used by the REIT contemporaneously to fund, in part, cash elections made by CPA®:14 shareholders under the Merger Agreement;

(g)      the Operating Partnership shall be permitted to (i) declare and pay dividends to the Special Membership Interest Holder with respect to the Special Membership Interests in an amount for any fiscal quarter of the REIT not to exceed the lesser of (x) 10% of available cash of the Consolidated Group for such fiscal quarter and (y) 0.50% of the Adjusted Appraised Value of the assets of the Consolidated Group as of the last day of such fiscal quarter and (ii) purchase, redeem or otherwise acquire all of the Special Membership Interests held by the Special Membership Interest Holder in connection with the replacement by the REIT of such Special Membership Interest Holder with another Eligible Special Membership Interest Holder; provided, that the consents required pursuant to the definition of Eligible Special Membership Interest Holder have been obtained; and

(h)      any Loan Party or Subsidiary thereof shall be permitted to exercise rights under a warrant received by such Loan Party or Subsidiary from a third party.

7.07.     Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties on the Closing Date or any business substantially related or incidental thereto.

7.08.     Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the REIT, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the REIT or a Subsidiary thereof as would be obtainable by the REIT or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties, (ii) Investments, Dispositions and Restricted Payments expressly permitted hereunder, (iii) so long as no Event of Default under Section 8.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom, the payment of Advisory Fees to the Advisor pursuant to the terms of the Advisory Agreement in an amount for any fiscal quarter of the REIT not to exceed 0.50% of the Adjusted Appraised Value of the assets of the Consolidated Group as of the last day of such fiscal quarter and (iv) transactions existing prior to the Closing Date (but not any amendment or modification thereto to the extent any such amendment or modification would be disadvantageous in any material respect to the REIT or the applicable Subsidiary).

7.09.     Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of (i) any Subsidiary of the REIT to make Restricted Payments to the REIT, the Borrower or any Guarantor or to otherwise transfer property to the REIT, the Borrower or any Guarantor; provided, however, that this clause (i) shall not prohibit any limitation on Restricted Payments by a Subsidiary of the Borrower that is not a Guarantor in favor of any holder of Indebtedness permitted under Section 7.02(c) or (d), (ii) any Affiliated Investor that owns an Investment Property included in the Borrowing Pool to Guarantee the Indebtedness of the Borrower under this Agreement or (iii) the REIT or any Subsidiary of the REIT to create, incur, assume or suffer to exist Liens on the property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(c) or (d) solely to the extent any such negative pledge relates to the property (which in any event shall not include Collateral or any Investment Property included in the Borrowing Pool) financed by or the subject of such Indebtedness.

7.10.     Use of Proceeds.

(a)      Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) (other than any acquisition of margin stock of CPA®:14 by the Borrower pursuant to the Merger) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(b)      With respect to the proceeds of the initial Credit Extension used to finance the funding of cash elections made by CPA®:14 shareholders pursuant to the Merger, permit the use or application of such proceeds to result in a violation of or be inconsistent with any provision of any Regulation of the FRB (including, without limitation, Regulation U of the FRB).

7.11.     Financial Covenants.

(a)      Minimum Total Equity Value.  Permit the Total Equity Value at the end of any fiscal quarter of the REIT to be less than the sum of (i) $1,190,000,000 and (ii) 75% of the Net Cash Proceeds received by the REIT from issuances and sales of Equity Interests of the REIT occurring after the ~~Closing Date~~May 2, 2011 (other than any such Net Cash Proceeds received in connection with any dividend reinvestment program).

(b)      Consolidated Leverage Ratio.  Permit Consolidated Total Indebtedness as of the last day of any fiscal quarter of the REIT to be greater than (i) to the extent the last day of such fiscal quarter occurs prior to the second anniversary of the Closing Date, 65% of the Total Asset Value at such time, (ii) to the extent the last day of such fiscal quarter occurs during the period commencing on the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date, 62.5% of the Total Asset Value at such time and (iii) to the extent the last day of such fiscal quarter occurs thereafter, 60% of the Total Asset Value at such time.

(c)      Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Coverage Ratio as of the end of any fiscal quarter of the REIT to be less than 1.50 to 1.00.

7.12.     Fiscal Year Changes.  Make any change in its fiscal year.

7.13.     Amendment, Etc. of Certain Agreements and Indebtedness.  Directly or indirectly, amend or otherwise change, cancel, terminate or waive in any respect (i) the terms of any Organization Document of any Loan Party or (ii) any terms or provisions of (x) any Indebtedness incurred pursuant to Section 7.02(c) or (y) any Non-Recourse Indebtedness if an Event of Default exists or would result therefrom, in each case other than amendments and modifications that are not adverse in any material respect to the Borrower, any of the other Loan Parties, any Subsidiary, the Administrative Agent or the Lenders or (iii) any of the terms or provisions of the Advisory Agreement, other than amendments and modification that are not adverse in any material respect to the REIT, the Administrative Agent or the Lenders.

7.14.     Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (i) any Recourse Indebtedness, except the prepayment of the Credit Extensions in accordance with the terms of this Agreement or (ii) any Non-Recourse Indebtedness if an Event of Default exists either immediately prior to or after giving effect thereto.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01.     Events of Default.  Any of the following shall constitute an Event of Default:

(a)      Non-Payment.  The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)      The Borrower or either Parent Guarantor fails to perform or observe any term, covenant or agreement contained in any of Section 2.03(b)(v), 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11 or Article VII, or any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in the Guaranty Agreement or the Pledge Agreement; or

(c)      Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer thereof obtaining actual knowledge of such failure and (ii) the Borrower receiving notice of such failure from the Administrative Agent (which notice shall be given at the request of any Lender); or

(d)      Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)      Cross-Default.  (i) Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness or Guarantee of Recourse Indebtedness (other than Recourse Indebtedness hereunder or Guarantees thereof) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Recourse Indebtedness or any such Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Recourse Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Recourse Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f)      Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)     Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money (excluding any judgment entered solely against a Subsidiary of the REIT that is not a Loan Party in respect of Non-Recourse Indebtedness of such Subsidiary) in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)      ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)      Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)      Change of Control.  There occurs any Change of Control; or

(l)       Collateral Documents.  Any Collateral Document after delivery thereof shall for any reason cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m)     REIT Status.  The REIT or the Borrower shall, for any reason, fail to be qualified as a “REIT” as defined in Section 856 of the Code.

8.02.     Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)      declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)      declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)      require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)      exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

—        provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03.     Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

21.        First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

22.        Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

23.        Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Unused Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

24.        Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Obligations and Obligations then owing of the type described in clauses (ii) and (iii) of the definition of “Obligations,” ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

25.        Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and

26.        Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

27.        Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired or cancelled, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01.    Appointment and Authority.

(a)        Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, the L/C Issuer and the other Secured Parties, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)        The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent,” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02.    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the REIT or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03.     Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)      shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the REIT or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(e)      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan

Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04.     Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.     Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06.     Successor Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(b)      The Administrative Agent, or any successor Administrative Agent appointed, may be removed by the Required Lenders at any time that the Administrative Agent (or such successor) is a Defaulting Lender. In the event of the removal of the Administrative Agent pursuant to the foregoing sentence, a successor Administrative Agent shall be appointed in accordance with the terms of Section 9.06(a) as if such Administrative Agent (or successor) had resigned.

9.07.    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08.    No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agent or the Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09.    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

—        and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10.    Collateral and Guaranty Matters.  Each of the Lenders (including in its capacity as a potential Hedge Bank) and the L/C Issuer irrevocably authorizes the Administrative Agent, at its option and in its discretion,

(a)      to release any Lien on (x) any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Bank shall have been made) and the expiration, cancellation or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01 or (y) any Equity Interests of a Subsidiary granted to or held by the Administrative Agent under any Loan Document if such Subsidiary (A) does not own an Investment Property that is included in the Borrowing Pool and (B) does not, directly or indirectly, own any Equity Interests of any Affiliated Investor that owns an Investment Property included in the Borrowing Pool; and

(b)      to release any Guarantor that is a Subsidiary of the Borrower from its obligations under the Guaranty Agreement and any other Loan Documents if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) becomes an Immaterial Subsidiary or an Excluded Subsidiary as a result of a transaction permitted hereunder and in accordance with the terms hereof.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor that is a Subsidiary of the Borrower from its obligations under the Guaranty Agreement and any other Loan Documents pursuant to this Section 9.10. In each case specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor that is a Subsidiary of the Borrower from its obligations under the Guaranty Agreement and any other Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11.     Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in the Guaranty or any Collateral Document, no Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank.

ARTICLE X

MISCELLANEOUS

10.01.  Amendments, Etc. ~~No~~Except as otherwise permitted pursuant to Section 2.15 or 2.19, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders or, to the extent such amendment or waiver relates solely to a specific Tranche, the Tranche Required Lenders with respect to such Tranche, and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)      waive any condition set forth in Section 4.01, without the written consent of each Lender;

(b)      extend (except as provided in Section 2.14) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)      postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)      reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)      change any provision of this Section 10.01 or the definition of “Required Lenders” or “Tranche Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)       change any of the terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender; provided, that with the consent of the Required Lenders, such terms and provisions may be amended on customary terms in connection with an “amend and extend” transaction;

(g)      release the Borrower or any Guarantor from its obligations under this Agreement or any other Loan Document, without the written consent of each Lender, except as expressly provided in the Loan Documents; ~~or~~

(h)      release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except as expressly provided in the Loan Documents; or

(i)       amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Lender;

—        and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.02.  Notices; Effectiveness; Electronic Communications. (a)      Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

    (i)      if to a Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

    (ii)      if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

—           Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

   (b)     Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

   Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)      The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet. In addition, in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)      Change of Address, Etc.  Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to one or more members of the Consolidated Group or their respective securities for purposes of United States Federal or state securities laws.

(e)      Reliance by Administrative Agent, L/C Issuer and Lenders.  The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03.  No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04.  Expenses; Indemnity; Damage Waiver. (a)    Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, MLPF&S and their respective Affiliates (including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent and MLPF&S), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)      Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)      Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Arrangers or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Arrangers or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)      Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither the REIT nor any Subsidiary thereof shall assert, and the Parent Guarantors and the Borrower hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)      Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)      Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05.   Payments Set Aside.  To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount received by such Lender or the L/C Issuer from and so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the ~~Federal Funds~~applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06.  Successors and Assigns.  (a)    Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted such assignment or transfer without such consent shall be null and void) and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment, or grant of a security interest, subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)      Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)      Minimum Amounts.

   (A)      in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

   (B)      in any case not described in subsection (b)(i)(A) of this Section, the amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)       Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)      Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

     (A)      the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

     (B)      the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

     (C)      the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment; and

     (D)      the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)      Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)       No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)      Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender of its rights or obligations under this Agreement, the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)      Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely to the extent required to comply with Treasury Regulation 5f.103-1(c)), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the

Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Registrar information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)      Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided, that such Participant agrees to be subject to the provisions of Section 3.06(a) as if it were an assignee under Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)      Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the Participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)      Certain Pledges.  Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g)      Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America shall resign as L/C Issuer and Swing Line Lender (which resignation shall become effective 30 days following written notice by Bank of America to the Borrower and the Lenders of its resignation). In the event of any such resignation as L/C Issuer and Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer and Swing Line Lender hereunder; provided, however, that (i) no failure by the Borrower to appoint any such successor, or by any such appointed successor to accept such appointment, shall affect the resignation of Bank of America as L/C Issuer and Swing Line Lender and (ii) the Required Lenders, and not the Borrower, shall have the exclusive right to appoint any such successor in the event that either (x) the Borrower does not appoint a successor that has accepted such appointment within ten (10) Business Days following the resignation of Bank of America or (y) an Event of Default has occurred and is continuing at the time of such appointment. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and the acceptance by such successor of such appointment, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07.   Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the REIT or any Subsidiary thereof relating to the REIT or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the REIT or any Subsidiary thereof, provided that, in the case of information received from the REIT or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the REIT or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the REIT or any other Loan Party against any and all of the obligations of the REIT or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the REIT or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09.  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11.  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12.  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13.  Replacement of Lenders.  If (i) any Lender requests compensation under Section 3.04, or (ii) if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) if, in connection with any proposed amendment, waiver or consent in respect of any Loan

Document requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of any other Lender is not obtained or (iv) if any Lender is a Defaulting Lender or (v) if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)        the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)        such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances from the assignee and any amounts payable by the Borrower pursuant to Section 3.01, 3.04 or 3.05 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c)        in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)        such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 10.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if a Note has been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

10.14.  Governing Law; Jurisdiction; Etc.  (a) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)        SUBMISSION TO JURISDICTION.  EACH OF THE PARENT GUARANTORS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER OF THE PARENT GUARANTORS OR THE BORROWER OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)        WAIVER OF VENUE.  EACH OF THE PARENT GUARANTORS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)        SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent Guarantors and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the REIT and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Parent Guarantors and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Parent Guarantors and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the REIT or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers have any obligation to the REIT or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the REIT and its Affiliates, and neither the Administrative Agent nor the Arrangers have any obligation to disclose any of such interests to the REIT or any of its Affiliates. To the fullest extent permitted by law, each of the Parent Guarantors and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17.  Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18.  USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined), and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19.  Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or

Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20.  ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CPA 16 MERGER SUB INC.,
as Borrower

By:

Name:
Title:

CPA 16 LLC,
as a Parent Guarantor

By:

CORPORATE PROPERTY ASSOCIATES 16 – GLOBAL INCORPORATED, as its managing member

By:

Name:
Title:

CORPORATE PROPERTY ASSOCIATES 16 – GLOBAL INCORPORATED, as a Parent Guarantor

By:

Name:
Title:

BANK OF AMERICA, N.A., as
Administrative Agent

By:

Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:

Name:
Title:

RBS CITIZENS, N.A.,
as a Lender

By:

Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:	Anthony A. Filorimo
Title:	Senior Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:
Name:
Title:

CAPITAL ONE, N.A., as a Lender

By:
Name:
Title:

COMERICA BANK, as a Lender

By:
Name:
Title:

ANNEX IV

SCHEDULE 1.01 - MANDATORY COST FORMULAE

(See attached)

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SCHEDULE 1.01

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.

The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”

is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

[Annex IV]

“B”

is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”

is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Administrative Agent or the Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the

[Annex IV]

Administrative Agent and the Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.

Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.

The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.

The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.

The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.

Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.

The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

[Annex IV]